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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 29, 2008

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of SL Green Realty Corp. This year's meeting will be held on Wednesday, June 25, 2008 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

        The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Stephen L. Green
Chairman of the Board

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

        SL Green Realty Corp.'s stockholders of record on the close of business on April 4, 2008, the record date for the 2008 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Morrow & Co., LLC, the firm assisting SL Green Realty Corp. with the solicitation of proxies, toll-free at (800) 607-0088.

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 25, 2008

        The 2008 annual meeting of stockholders of SL Green Realty Corp., a Maryland corporation, will be held on Wednesday, June 25, 2008 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

        1.     To elect two Class II directors to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualify;

        2.     To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

        3.     To approve and ratify the adoption of our 2008 Employee Stock Purchase Plan; and

        4.     To act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on April 4, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors
Andrew S. Levine Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on June 25, 2008.

This proxy statement and our 2007 Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/slg

New York, New York
April 29, 2008

        Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or the Internet following the instructions on your proxy card. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

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Whistleblowing and Whistleblower Protection Policy	20
Director Attendance at Annual Meetings	20
Identification of Director Candidates	20
Executive Sessions of Non-Management Directors	21
Disclosure Committee	21
EXECUTIVE COMPENSATION	22
Compensation Discussion and Analysis	22
Compensation Committee Report	30
Summary Compensation Table	31
Grants of Plan-Based Awards	33
Outstanding Equity Awards	34
Option Exercises and Stock Vested	36
Pension Benefits	36
Nonqualified Deferred Compensation	36
Potential Payments Upon Termination or Change-in-Control	37
Equity Compensation Plan Information	53
Compensation Committee Interlocks and Insider Participation	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
Section 16(a) Beneficial Ownership Reporting Compliance	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
Policies and Procedures With Respect to Related Party Transactions	60
Cleaning/Security/Messenger and Restoration Services	60
Leases	60
Management Fees	61
Management Indebtedness	61
Brokerage Services	61
Gramercy Capital Corp.	61
OTHER MATTERS	68
Solicitation of Proxies	68
Stockholder Proposals	68
Householding of Proxy Materials	68
Other Matters	69
APPENDIX A 2008 EMPLOYEE STOCK PURCHASE PLAN	A-1

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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR OUR 2008 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 25, 2008

        We are sending this proxy statement and the enclosed proxy card to our stockholders on or about April 30, 2008 in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp., a Maryland corporation, for use at the 2008 annual meeting of stockholders to be held on Wednesday, June 25, 2008 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

        If our records show that you were a stockholder of our common stock at the close of business on April 4, 2008, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors.

What is the purpose of the meeting?

        At the annual meeting, you will be asked:

  •
  to vote upon the election of two Class II directors;

  •
  to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

  •
  to approve and ratify the adoption of our 2008 Employee Stock Purchase Plan; and

  •
  to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 58,242,771 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

        A plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the Class II directors. A majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm, approval and ratification of our 2008 Employee Stock Purchase Plan and the approval of any other matters properly presented at the meeting for stockholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against," will not be counted as "votes cast" and will have no effect on such proposals. Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Articles of Incorporation.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly signing and forwarding to us a proxy with a later date; or

  •
  appearing in person and voting by ballot at the meeting.

        If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

        Voting in Person at the Meeting.    If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee that holds your shares of common stock of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, The Bank of New York Mellon Corporation, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

  •
  By Mail.  If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, The Bank of New York Mellon Corporation, in the postage-paid envelope provided.

  •
  By Telephone.  You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on June 24, 2008. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  •
  By Internet.  You also have the option to authorize a proxy to vote your shares by the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on June 24, 2008. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you must return the enclosed Voting Instruction Form in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. If you do not return your voting instructions, the rules of the NYSE permit your broker to vote some, but not all, of the items that will be presented at the meeting. In order for your shares to be voted on all items you must return your voting instructions.

        Please see the enclosed proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Morrow & Co., LLC, toll-free at (800) 607-0088.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet or by telephone, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted "for" the election of the nominees for the Class II directors named in this proxy statement, "for" ratification of our Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, "for" approval and ratification of our 2008 Employee Stock Purchase Plan, and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

What other information should I review before voting?

        For your review, our 2007 annual report, including financial statements for the fiscal year ended December 31, 2007, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2007 annual report on our website at http://www.slgreen.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2007 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. at an aggregate estimated cost of $5,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualify. The term of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2011 annual meeting and until their successors are duly elected and qualify. Our Nominating and Corporate Governance Committee has recommended Marc Holliday and John S. Levy to our Board of Directors as nominees for election to serve as Class II directors. These nominees are currently serving as Class II directors. Following the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Marc Holliday and John S. Levy to serve as Class II directors. Each Class II nominee listed below has consented to being named in this proxy statement and to serve as a director if elected. Our Board anticipates that each nominee will serve, if elected, as a director. However, if either nominee is unable to accept election, proxies voted in favor of the particular nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board.

        Our Board of Directors unanimously recommends a vote "FOR" the Nominees.

Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to each nominee for election as a Class II director at the 2008 annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2009 and 2010, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class II Nominee Directors (terms expire in 2011)
Marc Holliday	41	2001
John S. Levy	72	1997
Class III Continuing Directors (terms expire in 2009)
John H. Alschuler, Jr	60	1997
Stephen L. Green	70	1997
Class I Continuing Director (term expires in 2010)
Edward Thomas Burton, III	65	1997

Class II Nominee Directors—Terms Expire in 2011

        Marc Holliday has served as our Chief Executive Officer since January 2004. Mr. Holliday has also served as one of our directors since December 2001 and is a member of our Executive Committee of our Board of Directors. Mr. Holliday stepped down as our President in April 2007, when Mr. Mathias was promoted to that position. Mr. Holliday joined our company as Chief Investment Officer in July 1998. Since joining our company, Mr. Holliday has directed our focused business plan of repositioning and strategically upgrading our portfolio to larger avenue properties with higher quality tenants, while at the same time driving strong earnings performance and growth in stockholder value. Mr. Holliday implemented this plan by overseeing a diversified strategy involving selective acquisitions and dispositions coupled with a successful joint venture initiative and structured finance program. Under Mr. Holliday's investment guidance, we have grown to be the largest owner of commercial office properties in Manhattan. Mr. Holliday has also served as the president and Chief Executive Officer and a director of Gramercy Capital Corp., or Gramercy (NYSE: GKK), since August 2004. Prior to joining our company, he was Managing Director and Head of Direct Originations for New York-based Capital

Trust (NYSE: CT), a mezzanine finance company. While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including senior vice president at Capital Trust's predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990. Mr. Holliday is 41 years old.

        John S. Levy has served as one of our directors since 1997 and serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit and Compensation Committees. Mr. Levy is a private investor. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During that period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System, and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. At A.G. Becker, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College. Mr. Levy is 72 years old.

Class III Continuing Directors—Terms Expire in 2009

        John H. Alschuler, Jr. has served as one of our directors since 1997. He serves as Chairman of our Compensation Committee and as a member of our Audit, Executive and Nominating and Corporate Governance Committees. Mr. Alschuler is the Chariman of HR&A Inc., a consulting organization with offices in New York and Los Angeles. He directs a consulting practice devoted to urban development, real estate transactions, and the re-restructuring of public institutions. His work focuses on managing large scale developments in urban areas, planning the revitalization of under-utilized areas, and strategic business planning for downtowns and regions. He has advised a wide range of public and private clients, including General Growth Properties, Trinity Church Real Estate, Macerich, the Guggenheim Foundation, the New York Blood Center, Governors Island Preservation and Education Corporation, the Anacostia Waterfront Corporation, Madison Square Garden, the Related Companies, the Brooklyn Bridge Park Development Corporation, the Battery Park City Authority, the New Jersey Performing Arts Center, the Brooklyn Academy of Music, and Brookfield Properties. He has also served as an advisor to the Government of Kuwait, the Cities of Columbus and Cincinnati, Ohio, Washington, D.C., and is a regular advisor to the City and State of New York. Mr. Alschuler is an Adjunct Associate Professor at Columbia University where he teaches real estate development for the graduate program. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst. Mr. Alschuler is 60 years old.

        Stephen L. Green has served as our Chairman and member of our Executive Committee of our Board of Directors since 1997 and is a full-time executive officer of our company with responsibility for developing key market relationships and real estate opportunities while overseeing our long-term strategic direction. Mr. Green stepped down as our Chief Executive Officer in January 2004, when Mr. Holliday was promoted to that position. Mr. Green founded our predecessor, S. L. Green Properties, Inc., in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green has also served as the chairman of the board of directors of Gramercy (NYSE: GKK), since August 2004. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York's Tax Committee. He currently serves as a member on the board of directors of Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. Mr. Green is 70 years old.

Class I Continuing Director—Term Expires in 2010

        Edwin Thomas Burton, III has served as one of our directors since 1997 and serves as Chairman of our Audit Committee, and is a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a member of, and from 1997 until March 2001 served as Chairman of the Board of Trustees of, the Investment Advisory Committee of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia. Mr. Burton served as the Chairman of the Virginia Retirement System Special Committee on the sale of RF&P Corporation, a $570 million real estate company. Since 1988, he has served as a professor of economics at the University of Virginia. Mr. Burton served as a director of Virginia National Bank from 1998 until 2004. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the board of directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. Mr. Burton served on the board of directors of Capstar, a publicly-traded hotel company, and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton received a B.A. degree and an M.A. degree in economics from Rice University and a Ph.D. degree in economics from Northwestern University. Mr. Burton is 65 years old.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Gregory F. Hughes was appointed as our Chief Operating Officer in April 2007 and has served as our Chief Financial Officer since February 2004. Mr. Hughes has also served as the Chief Credit Officer of Gramercy (NYSE: GKK) since August 2004. Mr. Hughes is responsible for finance, capital markets, investor relations and administration. Prior to joining our company, from 2002 to 2003, Mr. Hughes was a Managing Director and the Chief Financial Officer of the real estate private equity group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and the Chief Financial Officer of Fortress Investment Group. While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, where he was responsible for the firm's financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. While at Wellsford, Mr. Hughes was involved in numerous public and private debt and equity offerings. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received his B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant. Mr. Hughes is 44 years old.

        Andrew S. Levine was appointed as our Chief Legal Officer in April 2007 and has served as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining our company, Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine served as counsel for a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Previously, he was a partner at the firm of Dreyer & Traub. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. degree from Rutgers School of Law in 1984. Mr. Levine was also an Editor of the Law Review at Rutgers. Mr. Levine is 49 years old.

        Andrew Mathias was appointed as our President in April 2007 and has served as our Chief Investment Officer since January 2004. Mr. Mathias is responsible for the firm's equity and structured finance investments. Mr. Mathias also oversees the firm's acquisitions/dispositions and its joint venture program. Mr. Mathias joined our company in March 1999 as a Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer. Mr. Mathias has also served as the Chief Investment Officer of Gramercy (NYSE: GKK) since August 2004. Prior to joining our company, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE: CT), a mezzanine finance company. From June 1995 to July 1998, Mr. Mathias worked at CT's predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. While there, he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third-party clients and for the firm's own account. Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co. Mr. Mathias received a degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 34 years old.

The Board of Directors and its Committees

        We are managed by a five-member Board of Directors. The Board has affirmatively determined that Messrs. John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy, representing a majority of its members, are independent of our management, as such term is defined by the rules of the New York Stock Exchange Inc., or the NYSE, and the U.S. Securities and Exchange Commission, or the SEC. Our Board of Directors held seventeen meetings during fiscal year 2007. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2007 and Messrs. Holliday and Green attended our 2007 annual meeting.

        Audit Committee.    We have a standing Audit Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE and the SEC and each of whom meet the financial literacy standard required by the rules of the NYSE. The Board of Directors has determined that Mr. Burton is an "audit committee financial expert" as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. The function of our Audit Committee is oversight. Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing the effectiveness of our internal control over financial reporting and other procedures. In 2004, our Board approved an amended written charter for our Audit Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.slgreen.com. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement. Our Audit Committee held eight meetings during fiscal year 2007. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2007.

        Compensation Committee.    We have a standing Compensation Committee, consisting of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things, (1) reviewing and approving corporate goals and objectives relevant to the compensation of the Chairman of our Board of Directors, the Chief Executive Officer and such other executive officers that may be designated by the Chairman of our Board of Directors and/or Chief Executive Officer, evaluating the performance of such officers in light of such goals and objectives, and determining and approving the compensation of such officers based on these evaluations, (2) approving the compensation of our other executive officers, (3) recommending to our Board of Directors for approval the compensation of the non-employee directors, (4) overseeing our incentive-compensation and stock-based compensation plans and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Compensation Committee also has authority to grant awards under our Amended and Restated 2005 Stock Option and Incentive Plan, or our 2005 Plan, including our 2006 Long-Term Outperformance Compensation Program, or our 2006 Outperformance Plan, 2005 Long-Term Outperformance Compensation Plan, or our 2005 Outperformance Plan, and our 2003 Long-Term Outperformance Compensation Program, or our 2003 Outperformance Plan. With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. Our Compensation Committee has retained Gressle McGinley, an outside compensation consulting firm to provide relevant market data concerning the marketplace, our peer group and other compensation developments. See "Executive Compensation—Compensation Discussion and Analysis." In 2004, our Board approved a written charter for our Compensation Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.slgreen.com. Our Compensation Committee held six meetings during fiscal year 2007. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2007.

        Nominating and Corporate Governance Committee.    We have a standing Nominating and Corporate Governance Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy (Chairman), each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board's committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. In 2004, our Board approved a written charter for our Nominating and Corporate Governance Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.slgreen.com. Our Nominating and Corporate Governance Committee was established in December 2003 by our Board to replace our Nominating Committee which consisted of Messrs. Burton, Alschuler and Levy. Our Nominating and Corporate Governance Committee held one meeting during fiscal year 2007, at which it nominated one Class I director whose nomination was successfully voted on at our 2007 annual meeting of stockholders. All of the committee members attended the meeting of our Nominating and Corporate Governance Committee held during fiscal year 2007.

        Executive Committee.    Subject to the supervision and oversight of our Board of Directors, our Executive Committee, which consists of Stephen L. Green, Marc Holliday and John H. Alschuler, Jr., has the authority to approve the acquisition, disposition and financing of investments by us and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by us, and to exercise generally all other powers of our Board of Directors, except for those which require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law.

Director Compensation

        Directors of our company who are also employees receive no additional compensation for their services as directors. The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our non-employee directors during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Edwin T. Burton, III	$90,500	$87,103	$174,015	$14,805	$366,423
John H. Alschuler, Jr	$88,000	$87,103	$174,015	$9,417	$358,535
John S. Levy	$87,000	$87,103	$174,015	$14,300	$362,418

*
The columns for "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Each of Mr. Burton and Mr. Levy deferred all of their 2007 cash compensation and Mr. Alschuler deferred $25,000 of his 2007 cash compensation pursuant to our Independent Directors' Deferral Program. Deferred compensation included annual fees, chairman fees and board and committee meeting fees and is credited in the form of phantom stock units. Messrs. Burton, Levy and Alschuler received 999 units, 972 units and 208 units, respectively, in connection with 2007 cash compensation each elected to defer.

(2)
Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2007 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 27, 2008. At December 31, 2007, the aggregate number of stock awards, including phantom stock units, outstanding was as follows: Mr. Burton—19,971; Mr. Alschuler—5,560; and Mr. Levy—6,599.

(3)
Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2007 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 27, 2007. The full grant date fair value of the awards to each non-employee director calculated in accordance with SFAS 123R is $174,015. At December 31, 2007, the aggregate number of option awards outstanding was as follows: Mr. Burton—6,000; Mr. Alschuler—24,000; and Mr. Levy—54,000.

(4)
Represents the value of dividends paid in 2007 on the phantom stock units held by each non-employee director.

        During the fiscal year ended December 31, 2007, each non-employee director received an annual fee in the amount of $50,000. Each non-employee director also received $1,500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended. The annual fee payable to our non-employee directors is payable quarterly, half in restricted stock and half in cash, unless a non-employee director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Independent Directors' Deferral Program as described below. Any portion of the annual fee that is paid in stock is made under our Amended and Restated 2005 Stock Option and Incentive Plan. The meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Independent Directors' Deferral Program. One of

our non-employee directors who resides outside of New York is reimbursed for expenses of attending Board of Director and committee meetings.

        The Chairman of our Audit Committee, the Chairman of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $7,500, $5,000 and $4,000, respectively, which are payable in cash unless such chairman elects to defer all or part of such fee pursuant to our Independent Directors' Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for any special meetings of the Audit Committee held independently of meetings of our Board of Directors. No such meeting were held in 2007. The special meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Independent Directors' Deferral Program. Each non-employee director, upon initial election or appointment to our Board of Directors, receives options under our Amended and Restated 2005 Stock Option and Incentive Plan to purchase 6,000 shares of common stock at the market price of the common stock at the close of business on the day preceding our annual meeting of stockholders. In addition, under our Amended and Restated 2005 Stock Option and Incentive Plan, each non-employee director is entitled to an annual grant of stock options to purchase 6,000 shares of common stock, which are priced at the close of business on the first business day in the year of grant, all of which vest on the date of grant. Each non-employee director was also entitled to an annual grant (reviewed annually) of 1,000 shares of restricted common stock pursuant to our Amended and Restated 2005 Stock Option and Incentive Plan, a third of which will vest one year from the date of grant, and each of the following two years, respectively, subject to the non-employee director being a member of our Board on the date such award is expected to vest. A non-employee director may elect to defer all or part of the annual stock grant pursuant to our Independent Directors' Deferral Program.

        Our Board of Directors has adopted an Independent Directors' Deferral Program for non-employee directors. Our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant under the program. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of common stock upon such director's termination of service from our Board of Directors or a change in control by us, as defined by the program. Phantom stock units are credited quarterly to each non-employee director quarterly using the closing price of our common stock on the applicable dividend record date for the respective quarter. Each participating non-employee director's account is credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter.

        For the 2008 fiscal year, our Board of Directors has approved the following changes in compensation received by our independent directors: (i) the annual fee paid to the Chairman of our Audit Committee has been increased from $7,500 to $10,000; (ii) the annual fee paid to the Chairman of our Compensation Committee has been increased from $5,000 to $7,500; and (iii) the annual fee paid to the Chairman of our Nominating and Corporate Governance Committee has been increased from $4,000 to $5,000. Except as described above, there are no additional changes to the fees and stock awards that each independent director is entitled to receive for the 2008 fiscal year.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

        Fees, including out-of-pocket expenses, for audit services totaled approximately $3,021,000 in fiscal year 2007 and $2,346,000 in fiscal year 2006. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with preferred and common stock offerings and certain other transactions, including the acquisition of Reckson Associates Realty Corp. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

        Fees for audit-related services totaled approximately $52,000 in 2007 and $78,000 in 2006. The audit related services principally include fees for operating expense and tax certiorari audits. In addition, the audit-related services include fees for agreed-upon procedures projects and acquisition due diligence.

Tax Fees

        No fees were incurred for tax services, including tax compliance, tax advice and tax planning in 2007 or in 2006.

All Other Fees

        No fees were incurred for all other services not included above in 2007 or in 2006.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee's attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. None of the fees reflected above were approved by our Audit Committee pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2007 were pre-approved by our Audit Committee.

        Our Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Report by reference in any such document.

        Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors' independence from both management and our company and considered the compatibility of our independent registered public accounting firms' provision of non-audit services to our company with their independence.

        Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred to below, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

        Our Board of Directors has determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. Our Board of Directors has also determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        Our Audit Committee held eight meetings during fiscal year 2007 (including non-management director sessions after certain of these meetings). The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst &Young LLP is in fact "independent."

Submitted by our Audit Committee Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

PROPOSAL 3: APPROVAL AND RATIFICATION OF OUR 2008 EMPLOYEE STOCK PURCHASE PLAN

        At our annual meeting, the stockholders are being asked to vote on a proposal to approve and ratify our 2008 Employee Stock Purchase Plan (the "ESPP"). The ESPP was approved by our Board of Directors (the "Board") on September 19, 2007, subject to approval by the stockholders. The purpose of the ESPP is to attract employees to our company and our subsidiaries and to induce employees to remain with us and our subsidiaries, and to encourage them to increase their efforts to make our business more successful by providing equity-based incentives to eligible employees of our company and our subsidiaries. The ESPP is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the ESPP, 500,000 shares of our common stock currently remain available for issuance.

Summary of the Provisions of Our 2008 Employee Stock Purchase Plan

        The following summary of the ESPP is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.

        Eligibility.    All employees or designated employees of our company or any of our subsidiary corporations who customarily work more than 20 hours per week and more than five months a year are eligible to participate in the ESPP after working for us or one of our subsidiaries for at least one year. Unless determined otherwise by the Committee (as defined below), employees who are not eligible to participate in the ESPP are (i) employees who already own 5% or more of our common stock; or (ii) employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the ESPP. Generally, an election to participate in the ESPP must be made at least 10 business days before the enrollment date for the offer period, unless a later time is established by the Committee.

        Payroll deductions will begin with the first scheduled payroll date commensurate with or immediately following the enrollment date, and will end on the last scheduled payroll date during the offer period, unless sooner terminated by the eligible employee.

        Administration of the ESPP.    Either the Board, a committee of the Board, or such executive officer appointed by the Board (the "Committee") will administer the ESPP. The Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all persons.

        Payroll Deductions.    Unless determined otherwise by the Committee, to enroll in the ESPP, the participant must designate a fixed whole percentage of his or her base pay to be withheld, not to exceed 15%. All of the participant's payroll deductions shall be credited to his or her account under the ESPP (the "Payroll Account"). Unless determined otherwise by the Committee, no interest shall accrue on the payroll deductions credited to the participant's Payroll Account.

        Change in Payroll Deductions.    The participant will be able to cancel his or her election to participate in the ESPP by completing and filing with us a change of status notice on the form established by the Committee. Such suspension will be effective with the first scheduled payroll date commencing ten business days after our receipt of the change of status notice, unless we elect to process a given change in participation more quickly.

        Purchase of Our Common Stock.    Our common stock will be offered to the participants for purchase through a series of successive offer periods. Each offer period will be three months in duration and will begin on the first day of each calendar quarter, with the first offering period commencing on January 1, 2008. On the first day of each offer period, each participant is granted an option to purchase on the exercise date of such offer period, at a purchase price equal to the lesser of 85% of the market value of the stock on the first day of the offer period or the last day of the offer period (whichever is lesser), a number of shares of Common Stock based on the balance which has accrued in the participant's Payroll Account. To the extent permitted by the Committee, fractional shares of our common stock may be purchased as well.

        The Code and the ESPP impose certain limits on the amount of our common stock that can be purchased with payroll deductions under the ESPP. In general, there is a $25,000 limit on the value of our common stock that can be purchased by any participating employee under the ESPP in any calendar year. Any amounts received from the participant which cannot be used to purchase our common stock as a result of this limitation will be returned as soon as practical to the participant without interest.

        Following the purchase of shares with the participant's payroll deductions, a "book entry" (by computerized or manual entry) will be made in our records (the "Stock Account") to evidence such acquisition of shares. Generally, all shares purchased under the ESPP must be held for at least six months. Account statements regarding the participant's Stock Account will be made available to the participant, at least on a quarterly basis.

        After the expiration of any required holding period during which the participant may not transfer any shares, and upon receipt of a request from the participant, a certificate representing the shares purchased will be delivered to him or her as promptly as practicable.

        The Committee may require that any shares credited to the participant's Stock Account be delivered to him or her in the form of a physical certificate, or otherwise transferred to an outside account maintained by the participant, following the termination of his or her employment with us. Unless determined otherwise by the Committee, shares delivered to each participant under the ESPP will be registered in his or her name.

        Rights of a Stockholder.    As a participating employee, the participant will have all of the rights and privileges of a stockholder of our company with respect to the shares of our common stock purchased under the ESPP and credited to the participant's Payroll Account.

        Withdrawal.    Each participant may withdraw all (but not less than all) of the payroll deductions credited to his or her Payroll Account that has not yet been invested. If the participant withdraws from an offer period, payroll deductions will not resume at the beginning of the next offer period, unless he or she timely re-enrolls in the ESPP.

        Termination of Employment.    If a participating employee's employment terminates for any reason more than three months from the next scheduled exercise date, the balance in such participant's Payroll Account, which has not yet been invested, will be refunded to him or her (or in the event of the participant's death will be paid to his or her estate).

        If the participating employee's employment terminates for any reason within three months of the next scheduled exercise date, the balance in such participant's Payroll Account which has not yet been invested will be applied to the purchase of our common stock on the next exercise date, unless the participant (or in the event of the participant's death, his or her estate) withdraws from the ESPP by submitting a change of status notice form.

        Amendment and Termination of the ESPP; Stockholder Approval.    The Committee may at any time, or from time to time, amend the ESPP in any respect; provided, however, that the ESPP may not be amended in any way that would make any change in any option that was previously granted which may adversely affect the rights of any participant without the consent of the affected participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), we will obtain stockholder approval in such a manner and to such a degree as required.

        The Committee may terminate the ESPP any time at its discretion; provided that, no termination of the ESPP shall affect options that were previously granted.

        Rights Not Transferable.    Rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution, and are exercisable only by the participants.

        Withholding; Disqualifying Disposition.    We will deduct from all Payroll Accounts all federal, state, local and other taxes required by law to be withheld with respect to amounts held in such accounts.

        If the participants sell or otherwise dispose of shares purchased through the ESPP prior to the expiration of two years from the date on which such shares were purchased or dispose of such shares in any other disqualifying disposition within the meaning of Section 422 of the Code, such participants must notify us in writing as soon as practicable after such disposition of the date and terms of such disposition, and, if we (or any of our affiliates) have a tax-withholding obligation because of such disposition, the participants must pay to us (or affiliate) an amount equal to any withholding tax we (or affiliate) are required to pay.

Material U.S. Federal Income Tax Consequences

        The ESPP is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Code. Payment for shares will be made on an after-tax basis. Thus, participants will have to pay income tax on the dollars tendered as purchase price under the ESPP.

        No income will be recognized when shares of our common stock are purchased under the ESPP at a discount. The discount at the time of purchase will not be taken into account for income tax purposes until the stock is sold. The income tax consequences associated with a sale of our common stock purchased under the ESPP depend upon when the sale occurs and the length of the participant's holding period for his or her shares of our common stock. The ESPP has been designed with the intent that if the sale occurs more than two years after the offer date, then a participant generally will realize taxable gain or loss equal to the difference between the selling price and the amount paid for the stock. If the stock is sold at a gain, then the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the actual purchase price, or (ii) the excess of the fair market value of the shares on the offer date over the purchase price determined as of the offer date (that is, the purchase price that would have applied if the offer period were to have ended on the offer date). The balance of the gain, if any, will be treated as long-term capital gain. If the stock is sold at a loss, then no ordinary income is realized and the entire loss will be treated as a long-term capital loss.

        However, if shares of our common stock purchased under the ESPP are sold within two years after the offer date, then, regardless of whether the participant has a profit or loss on the sale, it is expected that the discount received when the stock was purchased generally will be taxable as ordinary income. We are entitled to a deduction for the amounts taxable to a participant as ordinary income. The participant will also recognize taxable capital gain or loss (which will be short-term or long-term, depending upon the holding period) on the sale equal to the difference between the selling price and the fair market value of the stock at the time it was purchased.

        If the approval of the ESPP by holders of a majority of our common stock who vote at a meeting where a quorum representing a majority of all of our outstanding common stock is (in person or by proxy) present and voting is not obtained within one year following the date the plan commences (or if the plan otherwise fails to satisfy Section 423 of the Code), the special tax treatment described above would not apply, and the discount received when our common stock was purchased generally will be taxable as ordinary income. The participant will also recognize taxable capital gain or loss (which will be short-term or long-term, depending upon the holding period) on the sale equal to the difference between the selling price and the fair market value of the stock at the time it was purchased.

        Special rules may apply if the Committee establishes an offer period that is greater than one year in duration. In addition, special tax rules may apply to those participants who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

        Our Board of Directors unanimously recommends a vote "FOR" the proposal to approve and ratify our 2008 Employee Stock Purchase Plan.

CORPORATE GOVERNANCE MATTERS

        This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE's corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the "Investors—Corporate Governance" page of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance principles and director independence standards by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board has affirmatively determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, between or among the directors and our company or our management (such relationships, if any, are described in the section of this proxy entitled "Certain Relationships and Related Transactions"), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE, the applicable rules promulgated by the SEC and our director independence standards: Messrs. Edwin T. Burton, III, John H. Alschuler, Jr. and John S. Levy. Our Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of our company.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and employees. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

        Our Board of Directors has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin T. Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

        We have a process by which stockholders and/or other parties may communicate with our Board of Directors or individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, who will forward them on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o General Counsel, SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of our Board of Directors to attend each annual meeting of stockholders. Messrs. Holliday and Green attended the annual meeting of stockholders held on May 24, 2007.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board the director nominees to be considered for election at our annual meeting of stockholders.

        In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance

Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Non-Management Directors

        In accordance with the Corporate Governance Guidelines, the non-management directors serving on our Board of Directors generally meet in executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2007 fiscal year, as well as the other individuals included in the "Summary Compensation Table" on page 31, are referred to as the "named executive officers," or our "executives."

Objectives of Our Compensation Program

        Our Compensation Committee, in consultation with our Chief Executive Officer, sets our compensation philosophy, which is based upon three primary objectives:

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  Attract, Motivate and Retain Key Employees.  Our Compensation Committee believes that the success of our company is closely correlated with having a strong management team and other talented key employees. The New York City commercial real estate market is an intensely competitive environment where investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors compete for qualified and experienced individuals with a successful track record. Therefore, the existence of a competitive compensation program is essential for our long-term success through the retention and motivation of our current management team, and the ability to successfully attract new key performers.

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  Link Compensation to Performance.  One of the cornerstones of our compensation philosophy is the correlation between executive compensation and performance of our company. Our Compensation Committee sets executive compensation based on the attainment of company and individual performance goals. Performance is measured both against company specific goals and relative to the performance of our key competitors. A substantial portion of our compensation is performance-based and contains significant back-end vesting to encourage retention and continued performance. We have been the top performing REIT in the office sector for two of the past three years and the second best performing REIT in the office sector for the past three- and five-year periods based on total return to stockholders. We have also been one of the top performing companies in the entire REIT industry in those respective periods. We believe that total return to stockholders is an important measure of management performance.

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  Alignment of Management's Interest with Stockholders.  To more fully align the interest of our executive officers with those of our stockholders, we structure a substantial portion (generally half or more) of our executive compensation in the form of equity awards that allow our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time and/or performance-based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. Additionally, substantial portions of our performance-based awards have time-based vesting requirements with significant back-end vesting after the achievement of the performance metrics. This is designed to encourage retention and continued performance. As a result, our executives would suffer a material economic forfeiture should they leave our employment.

Setting Executive Compensation

        Our Compensation Committee determines compensation for our executive officers and is comprised of our three independent directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Our Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our stock option and incentive plan (including reviewing and approving equity grants to our executives pursuant to this plan). Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.slgreen.com.

        Our Compensation Committee has retained Gressle McGinley, an outside compensation consulting firm. Gressle McGinley provides our Compensation Committee with relevant market data concerning the marketplace, our peer group and other compensation developments. Gressle McGinley regularly participates in Committee meetings and meets with management. It is important to understand that the compensation market data and ranges provide only a reference point for our Compensation Committee. Depending upon our company's business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. The market data and ranges do not determine a named executive officer's total direct compensation. Our Compensation Committee has the authority to replace Gressle McGinley or hire additional consultants at any time. Additionally, we have retained SMG Advisory Group, an outside compensation firm, or SMG, to provide our Chief Executive Officer with relevant market data concerning the marketplace, our peer group and other compensation developments. SMG also regularly participates in Committee meetings and meets with management. SMG also provides additional professional services to our company and receives market-based compensation with respect to these services. Gressle McGinley does not provide any additional services to either our Compensation Committee or otherwise to our company.

        With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. The other named executive officers do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chief Executive Officer. Our Chairman also advises our Compensation Committee regarding the total compensation of our Chief Executive Officer and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. We do not have a pre-established policy for the allocation between cash and non-cash compensation or between annual and long-term incentive compensation, but we attempt to pay the majority of our total compensation in the form of long-term equity incentives. Our Compensation Committee also reviews materials and data provided by Gressle McGinley and SMG (which was prepared for our Chief Executive Officer) in analyzing these recommendations. The ultimate determination on total compensation and the elements that comprise that total compensation is made solely by our Compensation Committee.

        Our Compensation Committee meets regularly during the year (six meetings in 2007) to evaluate executive performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives, to solicit input from the compensation consultant on market practices and any new developments and to review our compensation practices. During this decision-making process, our Compensation Committee reviews tally sheets that detail the executive officer's compensation history. The tally sheets help our Compensation Committee to track changes in an executive officer's total direct compensation from year to year and to remain aware of the compensation historically paid to each executive officer. Ultimately, our Compensation Committee relies upon its judgment about each of our named executive officers and not on formulas or short-term changes in business performance or our stock price. The key factors affecting our Compensation Committee's judgment are total return to stockholders, change in earnings and funds from opertaions, actual performance against the financial, operational and strategic goals we set at the beginning of the year, the nature and level of responsibility of each executive and the integrity and effort in which such executive conducts his responsibilities. Our Compensation Committee makes regular reports to our Board of Directors.

        A comprehensive review of our executive compensation programs was conducted for 2007. In connection with our review, the Company developed a "Peer Group" based upon the following characteristics: (i) industry sector/business model, (ii) equity market capitalization, (iii) peer group continuity from year to year, (iv) peer group utilized for performance review and (v) geographic location. The Peer Group consisted of the following 15 REITs: Alexandria Real Estate Equities, Inc., AMB Property Corporation, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Digital Realty Trust, Inc., Douglas Emmett, Inc., Duke Realty Corporation, First Industrial Realty Trust, Inc., iStar Financial, Inc., Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, ProLogis Trust and Vornado Realty Trust.

        Additionally, a selective chief executive office peer group was utilized that was compromised of REITs and real estate companies with similar compensation philosophies and more directly comparable compensation structures for the chief executive officer. The selective chief executive office peer group consisted of the following 12 companies: Alexandria Real Estate Equities, Inc., Annaly Mortgage Management, Inc., CapitalSource, Inc., Healthcare Property Investors, Inc., Hilton Hotels Corp., iStar Financial, Inc., Kilroy Realty Corporation, Marriott International, Inc., MGM Mirage Incorporated, NorthStar Realty Finance Corporation, Starwood Hotel & Resorts Worldwide and Vornado Realty Trust.

        Further, a selective chairman peer group was utilized that was comprised of executives who function exclusively as chairperson and not as chief executive officer. The selective chairman peer group consisted of the following 11 companies: Ashford Hospital Trust, Inc., Boston Properties, Inc., Digital Realty Trust, Inc., Douglas Emmett, Inc., Equity One, Inc., Felcor Lodging Trust Incorporated, Health Care REIT, Inc., Lexington Corporate Properties Trust, Spirit Finance Corporation, W.P. Carey & Co. LLC and Weingarten Realty Investors.

        In addition to the public companies listed above, we also considered peer group information for private equity and real estate opportunity funds located in the New York City area. These private entities actively compete against us for leading talented real estate professionals and therefore we believe it is important to understand their compensation structures and levels.

What Our Compensation Program is Designated to Reward

        Our Compensation Committee has designed our executive compensation program to achieve three primary objectives: (i) attracting, motivating and retaining our key employees; (ii) linking compensation to performance; and (iii) aligning the interests of our executive officers with our stockholders. We expect our company to perform at the highest levels of the REIT office sector and industry in general. We accomplish this by maintaining our ability to attract, engage, motivate and retain employees in key positions who represent "best in class" and that foster a high-performance culture.

        Our Compensation Committee rewards the achievement of specific annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures established at the beginning of the year and on a relative basis by comparing our company's performance against other office REITs and against the REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria. We have been the top performing REIT in the office sector for two of the past three years and the second best performing

REIT in the office sector for the past three- and five- year periods based on total return to stockholders, or TRS. We have also been one of the top performing companies in the entire REIT industry in those respective periods. We believe that TRS is an important measure of management performance.

        Historically and in 2007, our Compensation Committee paid half or more of total compensation to our executive officers in the form of equity incentive compensation based on the superior long-term performance of our company. The annual bonus rewards the achievement of goals set by our Chief Executive Officer with input from our Board of Directors and each individual executive at the beginning of the year. Long-term incentive compensation is designed to provide incentives for each executive to successfully implement our long-term strategic goals and to retain such executive. Additionally, a substantial portion of performance-based awards have time-based vesting requirements with significant back-end vesting after the achievement of the performance metrics. This is designed to encourage retention and continued performance. As a result, our executives would suffer a material economic forfeiture should they leave our employment. Our named executive officers (other than Mr. Green) were not founders of our company and, therefore, did not have an ownership interest in our company prior to their employment with us. Therefore, we have designed our annual and long-term incentive programs to award performance-based equity to allow our executives to grow their ownership in our company and create a further alignment with our stockholders. All of our executive officers have a substantial portion of their net worth in the form of equity of our company. As a result of this compensation strategy, our Compensation Committee does not take into account prior gains realized by an executive in setting current yearly equity compensation. Our Compensation Committee believes this would unfairly penalize the executive for high past performance and reduce the motivation for continued high achievement. Additionally, any employee, regardless of his or her financial situation, should have an annual total compensation opportunity that is competitive. However, in years where we achieved superior operating performance that is not reflected in our current stock price or where our stock price has suffered declines despite otherwise superior performance, we will factor the decrease of the executive's prior equity compensation and resulting decrease for a substantial portion of his net worth in determining appropriate compensation as ways to encourage retention and continued performance. Similarly, our severance and change-in-control arrangements do not affect our Compensation Committee's decisions regarding other elements of compensation. Those arrangements serve very specific purposes that are unrelated to the determination of a named executive officer's total direct compensation for a specific year.

Measuring 2007 Performance

        The following goals for our company, among others, were set for 2007: (i) complete the acquisition of Reckson Associates Realty Corp., or Reckson; (ii) increase same-store performance by four to six percent; (iii) increase Funds From Operations, or "FFO," by nine to eleven percent; (iv) raise the dividend per common share by eight to ten percent; (v) increase portfolio occupancy by fifty basis points; (vi) increase Gramercy's (an NYSE listed commercial mortgage REIT externally advised by one of our subsidiaries) contribution to our FFO by $5.0 million; (vii) dispose of at least $250.0 million of non-core assets; (viii) use existing capital and recycled capital from the disposition of non-core assets for new acquisitions; (ix) generate free cash flow for reinvestment of $65.0 million; ix) substantially complete the redevelopment of 100 Park Avenue; and (xi) secure a tenant for 1551 Broadway.

        We achieved almost all of these objectives and many more. Particular emphasis was placed on our three- and five-year TRS of 67% and 243%, respectively, and that the one-year TRS achieved by our company for each of 2005 and 2006 was the highest of all office REITs in such years. In addition, the one year TRS by our company for 2006 was the highest in the equity REIT industry. From January 1, 2005 to December 31, 2007, our stock price went from $59.74 to $93.46 per share. Our company also produced substantial value for its stockholders in 2006 and 2007, creating approximately $4.0 billion and $3.0 billion, respectively, of additional enterprise value. Our company also:

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  completed the acquisition of Reckson in January 2007 and integrated our two companies;

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  increased FFO by 25%;

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  increased same-store FFO by 7.9%;

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  increased our annualized dividend by 12.5%, which was the ninth consecutive annual increase;

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  increased Gramercy's contribution to our FFO by $12.0 million;

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  increased fees from Gramercy by $18.7 million to $30.6 million;

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  sold approximately $1.8 billion of non-core assets generating a $8.62 per share gain, net of minority interest, to be used for new acquisitions;

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  generated over of $65.0 million of free cash flow for reinvestment;

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  substantially completed the redevelopment of 100 Park Avenue and executed two leases above $90 per square foot at the property;

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  executed a lease with American Eagle Outfitters Inc. (NYSE: AEO) at 1551 Broadway;

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  Gramercy, an entity for which one of our subsidiaries acts as the external manger, entered into a merger agreement to acquire American Financial Realty Trust for approximately $3.3 billion. The acquisition closed on April 1, 2008;

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  executed more than 1.7 million square feet of leasing at a mark to market of 48%, including a lease at 717 Fifth Avenue with Armani at $1,500 per square foot;

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  issued $750 million of 3.00% exchangeable senior notes with a 20 year term; and

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  increased our company's unsecured revolving credit facility to $1.5 billion from $800 million, reduced the interest rate, and extended the maturity date to June 2011.

Elements of Our Compensation Program and Why We Chose Each Element

        Our executive officers' compensation currently has three primary components:

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  annual base salary;

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  annual incentives, which include cash and equity bonuses; and

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  long-term incentives, which include restricted stock awards, stock options or performance awards made pursuant to an executive officer's employment agreement or our 2005 Plan (as defined below) or Outperformance Plans (as defined below), as applicable.

        We view the various components of compensation as related but distinct. Our Compensation Committee designs total executive compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our executive officers and our stockholders. Each of our named executive officers has an employment agreement with us, which are described under—Potential Payments Upon Termination or Change of Control. Such agreements provide for certain severance or change of control payments under specified circumstances.

        Annual Base Salary.    We pay annual base salaries for each of our executive officers in accordance with the employment agreement between us and such executive officer, which salaries are reviewed annually by our Compensation Committee. Our Compensation Committee pays our executive officers annual base salaries to compensate them for services rendered during the fiscal year, which compensation is designed to be competitive with investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors in the New York City commercial real estate market. Our Compensation Committee believes that the base salaries for our executive officers are in the median of those in the Peer Group. Our Compensation Committee's annual review of an executive includes a review of his individual performance, his performance against the other executive officers and our company's overall performance. Increases to the annual salary set forth in the executive's employment agreement are based on our Compensation Committee's assessment of such executive's performance as well as our company's overall performance. We intentionally structure an executive's annual base salary to be a relatively low percentage of total compensation.

        Annual Incentives.    Annual incentives are provided in the form of cash and equity bonuses to be paid if certain performance objectives are achieved and as provided by an executive officer's employment agreement. Our Compensation Committee may adjust the annual incentives following its evaluation of an executive officer's individual performance. Our annual incentives are designed to focus an executive officer on achieving key corporate financial objectives (both individually and company-based), to motivate certain desired individual behaviors and to reward substantial achievement of these objectives and individual goals. However, there is a subjective element applied as well based on our Compensation Committee's evaluation of the executive officer's long-term value potential and any other factor deemed relevant. No particular weighting is given to our statistical evaluation as opposed to our subjective evaluation. Further, it may differ from year to year. We pay our executive officers annual incentives shortly after completion of the fiscal year when year-end financial results are available. This allows the Compensation Committee to evaluate the Company's performance against its stated goals and objectives. On occasion, we may pay interim special bonuses for superior performance or on the achievement of a specific transaction.

        Our Compensation Committee delivers a substantial portion of an executive officer's year-end compensation in the form of equity awards which links an executive officer's net worth directly to the performance of our stock price. This encourages our executive officers to make decisions with an ownership mentality. The vesting provisions of these equity awards (generally two to four years) are designed to act as a retention device and provide a strong incentive to the executives to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions, with a significant portion of the vesting back-ended, if the executive voluntarily leaves or is terminated with cause. These provisions protect our interests by, among other things, providing a strong economic incentive for an executive to stay with our company. Additionally, our Compensation Committee has, and may continue to award in its discretion, tax gross-up payments relating to restricted stock awards and certain other equity awards to avoid having the executive sell stock to satisfy the tax obligation created from this incentive award. The 2007 annual incentives were designed to compensate our executive officers for their performance in terms of TRS, creation of enterprise value, growth in earnings and FFO, preservation and expansion of the Company's liquidity position, the closing of the Reckson merger and integration of its operations and, in part, for their management of Gramercy Capital Corp. including entering into a merger agreement with American Financial Realty Trust.

        Long-Term Incentives.    Long-term incentives are provided to our executive officers through the grant of restricted stock awards, stock options or performance awards, including awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in GKK Capital L.P., or the Class B Interests, pursuant to our 2005 Plan, and our 2006 Outperformance Plan, our 2005 Outperformance Plan and our 2003 Outperformance Plan, collectively our Outperformance Plans. For an overview of our 2005 Plan and our Outperformance Plans, see "—Equity Incentive Plans."

        A large portion of our long-term incentive compensation is comprised of equity awards under our Outperformance Plans, which are designed to compensate our executive officers upon the attainment of certain goals with respect to TRS and to provide an incentive for such executives to remain with our company and focus on long-term growth in our stock price. Under our Outperformance Plans, the executives receive restricted stock or equity-based awards based upon TRS over a performance threshold, but in all events, subject to an overall cap. In addition to performance thresholds which are designed to achieve an annual average TRS of ten percent over a three- or four-year period (subject to certain acceleration provisions), the awards also include time-based vesting requirements following the achievement of the performance thresholds. This creates, in the aggregate, up to a seven-year period (with most of the awards vesting in the final two years) that the executive needs to stay at our company to reap a significant majority of the value of these awards. The result of the structure of our Outperformance Plans is to tie a large portion of an executive officer's compensation to creation of stockholder value and continued employment with our company over a long-term basis. Therefore, an executive has a strong economic incentive to continue his employment with our Company. It also provides the executive an added incentive to maximize the value of our stock long after the achievement of the performance that triggered the award.

        All stock options are priced in accordance with the terms of our 2005 Plan and are based on the price of our company's common stock at the close of business on the day prior to the date of grant. We do not coordinate grants of options so that they are made before announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

        Our compensation program seeks to reward our executive officers for superior performance, which is competitive with the total compensation paid to executive officers at investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors in the New York City commercial real estate market, while closely aligning the interests of our executive officers with the interests of our stockholders. In making compensation decisions, our Compensation Committee considers various measures of company and industry performance, including (i) TRS (over the prior one-, three- and five-year periods and since our initial public offering), (ii) growth in FFO per share, (iii) growth in dividends per share and (iv) certain material corporate events consummated during the applicable fiscal year. Consistent with this approach, our Compensation Committee pays our named executive officers annual base salaries in order to provide them with a minimum compensation level that is intended to reflect such officer's unique value and historical contributions to our success in light of salary norms of our company's competitive marketplace. Our Compensation Committee pays our named executive officers annual incentives to reward our executive officers for achievement of financial and other performance (both company and individual based) during the last completed fiscal year, with a substantial portion of the annual incentive payment made in restricted stock, options or other equity-based awards in order to ensure focus on long-term company performance and continued service with our company. In connection with the payment of annual base salaries and annual incentives, our Compensation Committee seeks to implement a pay-for-performance philosophy. Finally, our Compensation Committee pays our executive officers long-term incentives, primarily based on the performance of our stock price or the consummation of material corporate events, to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our executive officers with those of our stockholders. In doing so, our Compensation Committee considers equity awards granted in connection with employment agreements of our executive officers and potential payouts to our executive officers under our Outperformance Plans. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive total compensation package for each executive, while being sensitive to our fiscal year budget, annual accounting costs and the impact of share dilution in making such compensation payments.

Employee Benefits

        We have a 401(k) Savings/Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan.

Perquisites and Other Personal Benefits

        We do not provide significant perquisites or personal benefits to our executive officers, except that we reimburse our Chief Executive Officer and the Chairman of our Board of Directors for costs associated with automobiles they lease for personal use. Additionally, we provide the Chairman of our Board of Directors with a full-time driver and our Chief Executive Officer receives certain insurance benefits. We reimburse our directors for travel and lodging expenses, if any, in connection with our Board of Director's (including committee) meetings. In addition, we reimburse our executive officers and our other employees for certain meals and we provide car service as appropriate. The costs of these benefits constitute only a small percentage of any applicable executive's compensation.

Other Matters

        Tax and Accounting Treatment.    Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2007, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

        On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

        Beginning on January 1, 2003, we began accounting for stock-based payments through our equity incentive plans, including our Outperformance Plans, in accordance with the requirements of SFAS No. 123R.

        Adjustments for Certain Items.    Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

        As our executives generally have significant personal investments in our securities, we do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by our Compensation Committee John H. Alschuler, Jr. (Chairman) Edwin Thomas Burton, III John S. Levy

Summary Compensation Table

        The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007 (collectively, the "named executive officers"). It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Name And Principal Position**	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation(3) ($)		Total ($)
Marc Holliday Chief Executive Officer	2007 2006	$ $	600,000 600,000	$ $	7,500,000 7,500,000	$ $	4,866,125 5,183,508	$ $	859,418 691,406	$ $	3,599,090 2,831,955	$ $	17,424,633 16,806,869
Stephen L. Green Chairman of the Board	2007 2006	$ $	600,000 600,000		— —	$ $	3,474,415 2,781,322		— —	$ $	2,413,898 2,583,572	$ $	6,488,313 5,964,894
Andrew Mathias President and Chief Investment Officer	2007 2006	$ $	500,000 300,000	$ $	5,625,000 5,625,000	$ $	5,056,725 2,621,091	$ $	1,353,203 83,997	$ $	1,735,100 1,309,145	$ $	14,270,028 9,939,232
Gregory F. Hughes Chief Operating Officer and Chief Financial Officer	2007 2006	$ $	500,000 400,000	$ $	3,750,000 3,750,000	$ $	2,949,876 1,235,083	$ $	1,174,941 70,027	$ $	1,030,007 562,178	$ $	9,404,824 6,017,287
Andrew S. Levine Chief Legal Officer and General Counsel	2007 2006	$ $	350,000 300,000	$ $	937,500 937,500	$ $	1,160,452 400,305		$367,442 —	$ $	387,819 84,940	$ $	3,203,213 1,722,745

*
The columns for "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

**
Mr. Holliday stepped down as President effective April 16, 2007, when Mr. Mathias was promoted to that position. Mr. Hughes and Mr. Levine were promoted to the positions of Chief Operating Officer and Chief Legal Officer, respectively, effective April 16, 2007.

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2007 and 2006 for stock awards (which consist of restricted stock awards, awards made pursuant to our Outperformance Plans, awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in GKK Capital L.P., or the Class B Interests, some of which were granted in prior years) as determined pursuant to SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Notes 2 and 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 27, 2008. For a description of the Manager Interests and the Class B Interests, see "—Equity Compensation Plan Information—Other Equity Incentive Awards."

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2007 and 2006 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008.

(3)
The table below shows the components of this column, which include perquisites, tax gross-ups and loan forgiveness amounts.

Name	Year	Perquisites ($)			Tax Gross-Ups ($)(a)		Loan Forgiveness ($)		Total "all Other Compensation" ($)
Marc Holliday	2007 2006	$ $	34,500 22,065	(b) (b)	$ $	3,564,590 2,690,787	$	— 119,103	$ $	3,599,090 2,831,955
Stephen L. Green	2007 2006	$ $	190,494 187,650	(c) (c)	$ $	2,223,404 2,395,922		— —	$ $	2,413,898 2,583,572
Andrew Mathias	2007 2006	$ $	6,750 6,600	(d) (d)	$ $	1,728,350 1,302,545		— —	$ $	1,735,100 1,309,145
Gregory F. Hughes	2007 2006	$ $	6,750 6,600	(d) (d)	$ $	1,023,257 555,578		— —	$ $	1,030,007 562,178
Andrew S. Levine	2007 2006	$ $	6,750 6,600	(d) (d)	$ $	381,069 78,340		— —	$ $	387,819 84,940

    (a)
    Represents the cash payments made with respect to tax payments due on the restricted stock awards made to the named executive officers.

    (b)
    Represents (i) our company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan, (ii) leased car payments and (iii) life insurance premiums. Our company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

    (c)
    Represents (i) our company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan and (ii) leased car and full-time driver payments. Our company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

    (d)
    Represents our company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan. Our company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
									All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Stock Awards; Number of Securities Underlying Options (#)
												Exercise or Base Price of Option Awards(9) ($/Sh)	Grant Date Fair Value of Equity Awards(10) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marc Holliday	04/13/2007 05/30/2007	— —	— —	— —	— —	— —	— —		40,093 18,828	(2) (3)	— —	— —	$ $	690,208 2,499,982
Stephen L. Green	04/13/2007 05/30/2007	— —	— —	— —	— —	— —	— —		51,028 18,828	(2) (3)	— —	— —	$ $	878,432 2,499,982
Gregory F. Hughes	02/06/2007 04/13/2007 05/30/2007 06/01/2007 06/01/2007	— — — — —	— — — — —	— — — — —	— — — — 0	— — — — N/A	— — — — 16,000	(5)	— 14,579 9,414 21,000 —	(2) (3) (4)	100,000 — — — —	$152.76 — — — —	$ $ $ $ $	3,319,910 250,979 1,249,991 2,936,010 2,236,960
Andrew Mathias	02/06/2007 04/13/2007 05/30/2007 06/01/2007 06/01/2007	— — — — —	— — — — —	— — — — —	— — — — 0	— — — — N/A	— — — — 29,000	(7)	— 25,514 14,121 39,000 —	(2) (3) (6)	150,000 — — — —	$152.76 — — — —	$ $ $ $ $	4,979,865 439,200 1,874,986 5,452,590 4,054,490
Andrew S. Levine	03/01/2007 04/13/2007 05/30/2007 06/01/2007	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —		— 9,841 2,353 14,000	(2) (3) (8)	35,000 — — —	$145.39 — — —	$ $ $ $	1,105,909 169,408 312,431 1,957,340

(1)
For information regarding the performance criteria for this award, see "—Potential Payments Upon Termination or Change of Control."

(2)
Represents awards issued under the 2003 Outperformance Plan. 40% of this grant of restricted stock vested immediately upon grant and the remaining 60% will vest in three equal annual installments beginning on April 1, 2008.

(3)
This grant of restricted stock will vest in two equal annual installments beginning on January 1, 2008.

(4)
Grant of 21,000 shares of restricted stock, of which 5,000 shares vested immediately upon grant and the remaining 16,000 shares will vest in three equal annual installments beginning on January 1, 2008.

(5)
This grant of 16,000 shares of restricted stock will vest in three equal annual installments beginning on January 1, 2008.

(6)
Grant of 39,000 shares of restricted stock, 10,000 of which vested immediately upon grant and the remaining 29,000 shares vesting as follows: 10,833 shares vest on January 1, 2009; 8,333 shares vest on January 1, 2010, and the remaining 9,834 shares vest on January 1, 2011.

(7)
This grant of 29,000 shares of restricted stock will vest as follows: 10,833 shares vest on January 1, 2009; 8,333 shares vest on January 1, 2010, and the remaining 9,834 shares vest on January 1, 2011.

(8)
Grant of 14,000 shares of restricted stock, of which 2,000 shares vested immediately upon grant, and the remaining 12,000 shares will vest in three equal annual installments beginning on January 1, 2008.

(9)
The exercise price for all options granted to the named executive officers represents 100% of the fair market value of the shares on the grant date. We do not pay dividend equivalents on stock options.

(10)
The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123R. The aggregate fair value of the 2003 Outperformance Plan was determined to be $3.2 million.

        For a discussion of each named executive officer's employment agreement and our Outperformance Plans, see "—Potential Payments Upon Termination or Change of Control" and "—Outperformance Plans," respectively.

Outstanding Equity Awards

        The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2007.

	Option Awards								Stock Awards
															Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)										Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)
					Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)
											Market Value of Shares or Units of Stock That Have Not Vested ($)
									Number of Shares or Units of Stock That Have Not Vested (#)
						Option Exercise Price ($)
								Option Expiration Date
Name	Exercisable		Unexercisable
Marc Holliday	84,000 52,000 — —	(1) (2)	— 208,000 — —	(2)	— — — —	$ $	28.10 93.31 — —	10/10/2012 03/13/2016 — —	— — 341,936 —	(3)	$	— — 31,957,339 —	— — — 29,166	(4)	$	— — — 2,844,054
Stephen L. Green	60,000 147,000 260,000 — —	(5) (6) (7)	— — — — —		— — — — —	$ $ $	29.53 28.10 76.39 — —	11/09/2011 10/10/2012 12/30/2015 — —	— — — 215,433 —	(8)	$	— — — 20,134,368 —	— — — — 17,500	(9)	$	— — — — 1,635,550
Gregory F. Hughes	— — — —		50,000 100,000 — —	(10) (11)	— — — —	$ $	43.25 152.76 — —	02/02/2014 02/07/2017 — —	— — 102,186 —	(12)	$	— — 9,550,304 —	— — — 16,000	(13)	$	— — — 1,534,760
Andrew Mathias	12,500 — — — —	(14)	— 30,000 150,000 — —	(15) (16)	— — — — —	$ $ $	28.10 36.55 152.76 — —	10/10/2012 11/11/2013 02/07/2017 — —	— — — 193,974 —	(17)	$	— — — 18,128,810 —	— — — — 36,000	(18)	$	— — — — 3,463,060
Andrew S. Levine	21,000 — — —	(19)	— 35,000 — —	(20)	— — — —	$ $	28.10 145.39 — —	10/10/2012 03/01/2017 — —	— — 47,939 —	(21)	$	— — 4,480,379 —	— — — N/A	(22)	$	— — — 13,790

(1)
Includes an option award granted on 10/10/2002, which vests in four annual installments of 10%, 20%, 30% and 40% beginning on October 10, 2004.

(2)
Includes an option award granted on 03/13/2006, which vests in five equal annual installments beginning on March 13, 2007.

(3)
Includes restricted stock awards granted on: (i) 01/17/2001: 30,834 shares which vest on 07/17/2008, 30,832 shares which vest on 07/17/2009 and 12,498 shares which vest on 01/01/2010; (ii) 01/01/2004, 87,500 shares which vest in six equal annual installments beginning on 07/17/2004 (iii) 02/01/2005, 54,000 shares which vest in five annual installments of 10%, 10%, 20%, 30% and 30% beginning on 02/01/2005; (iv) 01/01/2006, 21,050 shares which vest in three annual installments of 25%, 25% and 50% beginning on 01/01/2007; (v) 05/30/2007, 9,414 shares which vest on January 1, 2008 and 9,414 shares which vest on January 1, 2009; and (vi) 04/13/2007, 40,093 shares, of which 16,038 shares vested immediately upon grant and the remaining 24,057 shares vesting in three equal annual installments beginning on Aril 1, 2008. Our stock price on the date of each of those grants was $26.44 per share, $41.05 per share, $60.55 per share, $76.39 per share, $132.78 per share and $139.15 per share, respectively. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. Also includes an award in the form of 136,736 LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our Outperformance Plans, see "—Equity Compensation Plan Information—Outperformance Plans—2003 Long-Term Outperformance Compensation Program, 2005 Long-Term Outperformance Compensation Plan and 2006 Long-Term Outperformance Compensation Program."

(4)
Includes a restricted stock award granted on 01/01/2004 of 87,500 shares which vests in six equal annual installments beginning on 07/17/2004 based on the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $41.05 per share. Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see "—Equity Compensation Plan Information—Other Equity Incentive Awards."

(5)
Includes an option award granted on 11/09/2001, which vests in five equal annual installments beginning on 01/01/2003.

(6)
Includes an option award granted on 10/10/2002, which vests in four annual installments of 10%, 20%, 30% and 40% beginning on 10/10/2004.

(7)
Includes an option award granted on 12/30/2005, which vested immediately.

(8)
Includes restricted stock awards made on: (i) 01/23/2003, 87,500 shares which vest in five equal installments beginning on 01/01/2004 (ii) 02/01/2005, 54,000 shares which vest in five annual installments of 10%, 10%, 20%, 30% and 30% beginning on 02/01/2006; (iii) 01/01/2006, 18,843 shares which vest in three annual installments of 25%, 25% and 50% beginning on 01/01/2007; (iv) 05/30/2007, 9,414 shares which vest on January 1, 2008 and 9,414 shares which vest on January 1, 2009; and (v) 04/13/2007, 51,028 shares, of which 20,412 shares vested immediately upon grant and the remaining 30,616 shares vesting in three equal annual installments beginning on April 1, 2008. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. Also includes an award in the form of 91,157 LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. Our stock price on the date of each of these grants was $30.55 per share, $60.55 per share, $76.39 per share, $139.32 per share and $139.15 per share, respectively. For a discussion of our Outperformance Plans, see "—Equity Compensation Plan Information—Outperformance Plans—2003 Long-Term Outperformance Compensation Program, 2005 Long-Term Outperformance Compensation Plan and 2006 Long-Term Outperformance Compensation Program."

(9)
Includes a restricted stock award made on 01/23/2003 of 17,500 shares which vests in five equal annual installments beginning on 01/01/2004 based on the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $30.55 per share.

(10)
Includes an option award granted on 02/01/2004, which vests in five annual installments of 15%, 15%, 20%, 20% and 30% beginning on 02/02/2005.

(11)
Includes an option award granted on 02/06/2007, which vests in three equal annual installments beginning on 01/01/2008.

(12)
Includes restricted stock awards granted on: (i) 02/01/2005, 17,000 shares which vest in five annual installments of 10%, 10%, 20%, 30% and 30% beginning on 02/01/2006; (ii) 01/01/2006, 5,042 shares which vest in three annual installments of 25%, 25% and 50% beginning on 01/01/2007; (iii) 05/30/2007, 4,707 shares which vest on January 1, 2008 and 4,707 shares which vest on January 1, 2009; (iv) 04/13/2007, 14,579 shares, of which 5,832 shares vested immediately upon grant and the remaining 8,748 shares vesting in three equal annual installments beginning on April 1, 2008; and (v) 06/01/2007, 16,000 shares, which vests in three equal installments beginning on 01/01/2008. Our stock price on the date of each of these grants was $60.55 per share, $76.39 per share, $139.32 per share, $139.15 per share, and $139.81 per share respectively. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. Also includes an award in the form of 50,643 LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our Outperformance Plans, see "—Equity Compensation Plan Information—Outperformance Plans—2003 Long-Term Outperformance Compensation Program, 2005 Long-Term Outperformance Compensation Plan and 2006 Long-Term Outperformance Compensation Program."

(13)
Includes a restricted stock award granted on 06/01/2007 of 16,000 shares which vest in three annual installments beginning on 01/01/2008 based on the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $76.39 per share. Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see "—Equity Compensation Plan Information—Other Equity Incentive Awards."

(14)
Includes an option award granted on 10/10/2002, which vests in four equal annual installments beginning on 10/10/2004.

(15)
Includes an option award granted on 11/11/2003, which vests in four annual installments of 10%, 20%, 30% and 40% beginning on 01/01/2005.

(16)
Includes an option award granted on 02/06/2007, which vests in four equal annual installments beginning on 01/01/2008.

(17)
Includes restricted stock awards granted on: (i) 01/01/2004, 17,500 shares which vest in four annual installments of 10%, 20%, 30% and 40% beginning on 01/01/2005; (ii) 02/01/2005, 30,000 shares which vest in five annual installments of 10%, 10%, 20%, 30% and 30% beginning on 02/01/2006; (iii) 01/01/2006, 17,850 shares which vest in three annual installments of 25%, 25% and 50% beginning on 01/01/2007; (iv) 05/30/2007, 7,061 shares which vest on January 1, 2008 and 7,060 shares which vest on January 1, 2009; (v) 06/01/2007, 29,000 shares which vest in three annual installments of 37%, 29% and 34% beginning on 01/01/2009 and (vi) 04/13/2007, 25,514 shares, of which 10,206 shares vested immediately upon grant and the remaining 15,308 shares vesting in three equal annual installments beginning on April 1, 2008. Our stock price on the date of each of these grants was $41.05 per share, $60.55 per share, $76.39 per share, $139.32 per share and $139.81 per share, respectively. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. Also includes an award in the form of 91,157 LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our Outperformance Plans, see "—Equity Compensation Plan Information—Outperformance Plans—2003 Long-Term Outperformance Compensation Program, 2005 Long-Term Outperformance Compensation Plan and 2006 Long-Term Outperformance Compensation Program."

(18)
Includes restricted stock awards granted on: (i) 01/01/2004, 17,500 shares which vest in four annual installments of 10%, 20%, 30% and 40% beginning on 02/01/2005 based on the attainment of specified performance goals during the vesting period; and (ii) 06/01/2007, 29,000 shares which vest in four annual installments of 37%, 29% and 34% beginning on 01/01/2009 based on the attainment of specified performance goals during the vesting period. Our stock price on the date of each of these grants was $41.05 per share and $139.81 per share, respectively. Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see "—Equity Compensation Plan Information—Other Equity Incentive Awards."

(19)
Includes an option award granted on 10/10/2002, which vests in four equal annual installments beginning on 10/10/2004.

(20)
Includes an option award granted on 03/01/2007, which vests in three equal annual installments beginning on 01/01/2008.

(21)
Includes restricted stock awards granted on: (i) 02/01/2005, 6,000 shares, which vests in five annual installments of 10%, 10%, 20%, 30% and 30% beginning on 02/01/2006; (ii) 01/01/2006, 3,500 shares which vest in three annual installments of 25%, 25% and 50% beginning on 01/01/2007; (iii) 05/30/2007, 1,176 shares which vest on January 1, 2008 and 1,177 shares which vest on January 1, 2009; (iv) 04/13/2007, 9,841 shares, of which 3,937 shares vested immediately upon grant and the remaining 5,904 shares vesting in three equal annual installments beginning on April 1, 2008; and (v) 06/01/2007, 12,000 shares which vest in three equal annual installments beginning on 01/01/2008. Our stock price on the date of each of these grants was $60.55 per share, $76.39 per share, $139.32 per share, $139.15 per share, and $139.81 per share respectively. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. Also includes an award in the form of 20,257 LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our Outperformance Plans, see "—Equity Compensation Plan Information—Outperformance Plans—2003 Long-Term Outperformance Compensation Program, 2005 Long-Term Outperformance Compensation Plan and 2006 Long-Term Outperformance Compensation Program."

(22)
Includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see "—Equity Compensation Plan Information—Other Equity Incentive Awards."

Option Exercises and Stock Vested

        The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Marc Holliday	63,000	$7,994,700	76,701	$10,306,745
Stephen L. Green	—	—	65,523	$8,916,892
Gregory F. Hughes	20,000	$2,235,000	23,792	$3,440,604
Andrew Mathias	46,166	$5,632,485	64,815	$8,789,628
Andrew S. Levine	25,000	$3,172,500	7,412	$1,032,940

(1)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Amounts reflect the market value of the stock on the day the stock vested.

Pension Benefits

        Our named executive officers received no benefits in fiscal year 2007 from us under defined pension or defined contribution plans other than our tax-qualified 401(k) Plan. See "—Summary Compensation Table."

Nonqualified Deferred Compensation

        Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

  General

        Each of our named executive officers is a party to an employment and non-competition agreement between us and such executive officer. This section describes the material terms of each named executive officer's employment and non-competition agreement and provides the amount of compensation that would be paid to each named executive officer by us under these agreements and our other executive compensation programs in the event of termination of such executive's employment with us or a Change-in-Control without termination of employment. The amount of compensation payable to each named executive officer upon (i) a "Change-in-Control" without termination of the executive officer, (ii) termination of the executive officer by us for "Cause" or by the executive officer without "Good Reason," (iii) termination of the executive officer by us without "Cause" or by the executive officer with "Good Reason," (iv) termination of the executive officer in connection with a "Change-in-Control," (v) termination of the executive officer in the event of the disability of the executive officer and (vi) termination of the executive officer in the event of the death of the executive officer (each a "Triggering Event") is described below. The types of events constituting Cause, Good Reason, disability and a Change-in-Control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences.

        The amounts shown below assume that such Change-in-Control or such termination was effective as of December 31, 2007 and are estimates of the amounts that would be paid out to the named executive officers upon such Change-in-Control or their termination. The value of the acceleration of vesting of shares of restricted stock, LTIP Units, the Manager Interests and the Class B Interests is based on the value of unvested awards set forth in the "Outstanding Equity Awards" table above. The value of the acceleration of vesting of stock options is based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and $93.46, which was the closing price of our common stock on the NYSE on December 31, 2007. The 2006 Outperformance Plan, which is still currently in the measurement period, would be valued based on actual performance achieved through the change-of-control or termination date and executives would be entitled to the acceleration of awards earned under the 2006 Outperformance Plan, if any, based upon such valuation. Based on the closing price of our common stock of $93.46 as of December 31, 2007, no awards would be earned under the 2006 Outperformance Plan assuming a change-of-control or termination date of December 31, 2007. Health and welfare benefits are valued based on the estimated amount of future premiums that would be paid on behalf of the named executive officer under our existing plans, based on the premiums in effect as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of such Change-in-Control or such named executive officer's separation from our company. The amounts described below do not include payments and benefits to the extent they have been earned prior to the termination of employment or Change-in-Control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described in the employment agreements below are to be made as lump sum payments at the time of termination; provided, that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

        Our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a Change-in-Control. Very often, senior managers lose their jobs in connection with a Change-in-Control. By agreeing up front to provide severance benefits and accelerated vesting or equity grants in the event of a Change-in-Control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened Change-in-Control and ensure that management is motivated to negotiate the best merger consideration for our stockholders. Further, because the severance level is negotiated up front, it makes it easier for our Board of Directors to terminate executives for performance reasons without the need for protracted negotiations over severance.

  Employment and Non-Competition Agreements

        Stephen L. Green.    Stephen L. Green's employment and non-competition agreement was amended in 2000 and was set to expire on August 20, 2002. Effective August 20, 2002, Mr. Green entered into a new employment and non-competition agreement with us that runs through December 31, 2007. The agreement provides for an automatic renewal for successive one-year terms unless notice of non-renewal is given at least three months prior to the expiration of such renewal term. No such notice was received and the agreement was automatically renewed through December 31, 2008. Pursuant to the agreement, Mr. Green receives, among other things, an annual base salary of $600,000, effective January 1, 2003 and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Green for job performance. Pursuant to the agreement, Mr. Green received a grant of 175,000 shares of restricted common stock in January 2003, 50% of which will vest equally over five years subject to continued employment, and the remaining 50% of which will vest equally over five years, subject to the attainment of specified financial performance goals during the vesting period. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2002): (i) 7% or greater increase in funds from operations on a per-share basis or a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Green is also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Pursuant to the agreement, if Mr. Green is terminated for any reason, he will be subject to the following obligations: (i) noncompetition with our company for 18 months; (ii) nonsolicitation of our employees for 18 months; and (iii) nondisparagement of our company for one year. In connection with a Triggering Event, Mr. Green will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Mr. Green will receive no payments or benefits.

  •
  Termination with Cause or without Good Reason.  Mr. Green will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Mr. Green will receive a cash severance payment in an amount of $12,300,000 which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years, plus a pro rata bonus. Mr. Green will also continue to receive his medical and welfare benefits for three years, the cost of which to us is projected to total in aggregate approximately $49,905. All of Mr. Green's outstanding restricted stock and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock awards. Mr. Green will also have an additional 12 months of vesting for his award under the 2005 Outperformance Plan. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $17,356,065.

  •
  Termination in connection with a Change-in-Control.  Mr. Green will receive a cash severance payment of $12,300,000, which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years, plus a pro rata bonus. Mr. Green will also continue to receive his medical and welfare benefits for three years, the cost of which to us is projected to total in aggregate approximately $49,905. All of Mr. Green's outstanding restricted stock awards, stock option awards and awards granted to him under the 2003 Outperformance Plan and 2005 Outperformance Plan will fully vest at termination and, as of

    December 31, 2007, any performance hurdles with respect to these awards will be deemed to have been met, entitling Mr. Green to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans." In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $25,925,524. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Green is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Green would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Mr. Green will receive a cash severance payment of $12,300,000, which is equal to three times the amount of his average base salary and bonuses paid to him for the preceding two years, plus a pro rata bonus. All of Mr. Green's outstanding restricted stock awards, stock option awards and awards granted to him under the 2003 and 2005 Outperformance Plans will fully vest at termination, and any performance hurdles with respect to these awards will be deemed to have been met and Mr. Green will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $25,925,524.

  •
  Termination upon death.  Mr. Green's estate will receive a cash severance payment in an amount equal to a pro rata bonus. All of Mr. Green's outstanding restricted stock awards, stock option awards and awards granted to him under the 2003 and 2005 Outperformance Plans will fully vest at termination, and any performance hurdles with respect to these awards will be deemed to have been met and Mr. Green will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $25,925,524.

        As a result of our extraordinary and industry leading increase in share price through December 31, 2007 (257.01%) from the time we executed this employment agreement in August 2002 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive's equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

        Marc Holliday.    Marc Holliday's amended and restated employment and non-competition agreement, dated as of January 1, 2004, or the Prior Agreement, was subsequently amended and restated on April 16, 2007. The agreement has a term of six years commencing on January 1, 2004 and ending on January 17, 2010, which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $600,000, to be adjusted upwards every two years to correspond to increases in the consumer price index, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Holliday for job performance. Pursuant to the Prior Agreement, Mr. Holliday received a grant of 175,000 shares of restricted common stock in addition to the 127,500 shares of restricted common stock that were outstanding at the time. The shares under these restricted stock grants are subject to time-based vesting based on continued employment and, with respect to a total of 238,750 of these shares, performance-based vesting criteria. The shares vest or vested in accordance with the following schedule:

Vesting Date	Time-Based Vesting Shares		Time and Performance- Based Vesting Shares
July 17, 2004	14,584	*	25,418
July 17, 2005	14,584	*	25,418
July 17, 2006	14,583	*	25,417
July 17, 2007	14,583	*	35,417
July 17, 2008	14,583		45,417
July 17, 2009	14,583		45,415
January 17, 2010	0		12,498

    *
    All shares have vested as of December 31, 2007.

        The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2001, with respect to 127,500 of the shares, or 2003, with respect to the remaining 87,500 shares): (i) 7% or greater increase in funds from operations on a per-share basis or a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. The Prior Agreement also provided for a signing bonus of 95,000 shares of our restricted stock that were immediately vested, subject to a prohibition on disposition for two years. Mr. Holliday is also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Holliday's beneficiaries in the face amount of $10 million, or if not available at reasonable rates, to self-insure Mr. Holliday up to the maximum cash severance payable under the agreement. Pursuant to the agreement, if Mr. Holliday is terminated for any reason, he will be subject to the following obligations: (i) non-competition with our company for 18 months (or one year if employment is terminated due to a non-renewal of the term of employment or two years if Mr. Holliday terminates his employment without Good Reason); (ii) non-solicitation of our employees for two years (unless employment is terminated by us without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control); and (iii) non-disparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Holliday will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Holliday's employment agreement, all of his outstanding restricted stock, Class A partnership units, or Class A Units, in our operating partnership that are convertible into shares of our common stock or cash, at our election, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a tax gross-up payment in cash in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units, or the Gross-Up Payment. With respect to the shares of restricted stock and Class A Units, the Gross-Up Payment will equal 40% of the value of the shares vesting and will be payable upon vesting. With respect to the LTIP Units, the Gross-Up Payment will equal 20% of the value of the LTIP Units vesting and will be payable upon the redemption of the LTIP Units, which is when the tax is expected to be due by the executive officer, except that if the LTIP Units are taxed in the same manner as shares of restricted stock, the tax gross-up payment will be the same as for shares of restricted stock. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Holliday to the full benefit of these awards. See "Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $42,576,659. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Holliday would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Holliday will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Holliday's employment agreement, Mr. Holliday will receive a cash severance payment of $11,600,000, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Holliday's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Holliday's Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $16,939. Under Mr. Holliday's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Under Mr. Holliday's employment agreement and the Outperformance Plans, Mr. Holliday will also have 12 months of additional vesting for his awards under the 2003 Outperformance Plan and 2005 Outperformance Plan. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $32,558,333. Under the award agreements with respect to the Manager Interest and the Class B Interest, Mr. Holliday will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday's execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Holliday's employment agreement, if Mr. Holliday is terminated by us without Cause or by Mr. Holliday for any reason in connection with or within 18 months after a Change-in-Control, Mr. Holliday will receive a cash severance payment of $34,800,000, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Holliday's selection, for a period of up to two years following termination, subject to a maximum cost to us of $150,000, which equals 25% of his Average Annual Base Salary. Under Mr. Holliday's employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Under Mr. Holliday's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Holliday to the full benefit of these awards. See "Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $42,576,659. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $15,885,987.

  •
  Termination upon disability.  Under Mr. Holliday's employment agreement, Mr. Holliday will receive a cash severance payment of $11,600,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Mr. Holliday will also have 24 months of additional vesting for his outstanding restricted stock, LTIP Units and stock option awards other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Holliday will get the full benefit of such awards. See "Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Holliday would have been deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "Equity Compensation Plan Information—Other Equity Incentive Plans." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $38,804,790. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday's execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Holliday's employment agreement, Mr. Holliday's estate will receive a cash severance equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus; provided that this amount is reduced dollar-for-dollar by the amount of proceeds received by Mr. Holliday's beneficiaries pursuant to the life insurance we are required to maintain for him. Under Mr. Holliday's employment agreement, Mr. Holliday will also have 24 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest) will vest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Holliday will get the full benefit of such awards. See "Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Holliday will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $38,804,790.

        As a result of our extraordinary and industry leading increase in share price through December 31, 2007 (157.13%) from the time we executed his Prior Agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive's equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

        Gregory F. Hughes.    Gregory F. Hughes' employment and non-competition agreement with us, dated as of February 3, 2004, was amended and restated on April 16, 2007. The agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $500,000, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Hughes for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $425,000 or $525,000 to be paid to Mr. Hughes in the event that GKK Manager LLC, or the Manager, our majority-owned subsidiary that serves as the external manager of Gramercy, is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Hughes will also receive, among other benefits, 37,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 5,000 of which will immediately vest. The aggregate of the remaining shares or units vest as follows: 10,666 shares or units vest on January 1, 2008; 10,666 shares or units vest on January 1, 2009; and the remaining 10,666 shares or units vest on January 1, 2010. However, the vesting of one-half of the shares or units is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2007): (i) 7% or greater increase in funds from operations on a per-share basis or a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Hughes is also entitled to the Gross-Up Payment in respect of these shares or units and, prior to their issuance, payments representing the distributions that would have been received by Mr. Hughes if these shares or units had been issued on January 1, 2007. Additionally, with respect to the option to purchase 100,000 shares of Common Stock granted on February 1, 2004 with an exercise price of $43.25, 10,000 of the 30,000 shares otherwise scheduled to vest thereunder in 2009, became immediately vested upon execution of the agreement. Pursuant to the agreement, if Mr. Hughes is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Hughes with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with our company for one year; (ii) non-solicitation of our employees for two years; and (iii) non-disparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Hughes will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Hughes to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $15,754,193. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Hughes would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Hughes will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Hughes' employment agreement, Mr. Hughes will receive a cash severance payment of $5,950,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Hughes' employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Hughes' Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $16,939. Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Under Mr. Hughes' employment agreement and the Outperformance Plans, Mr. Hughes will also have 12 months of additional vesting for his awards under the 2003 and 2005 Outperformance Plans. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $12,053,813. Under the award agreements with respect to the Manager Interest and the Class B Interest, Mr. Hughes will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes' execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Hughes' employment agreement, if Mr. Hughes is terminated by us without Cause or by Mr. Hughes for any reason in connection with or within 18 months after a Change-in-Control, Mr. Hughes will receive a cash severance payment of $14,875,000, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Hughes' selection, for a period of up to two years following termination, subject to a maximum cost to us of $112,500, which equals 25% of his Average Annual Base Salary. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Hughes to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $15,754,193. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $7,696,237.

  •
  Termination upon disability.  Under Mr. Hughes' employment agreement, Mr. Hughes will receive a cash severance payment of $5,950,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Mr. Hughes will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and

    Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Hughes will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Hughes will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $9,176,140. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes' execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Hughes' employment agreement, Mr. Hughes' estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also have 12 months of additional vesting for outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Hughes will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Hughes will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $9,176,160.

        As a result of our extraordinary and industry leading increase in share price through December 31, 2007 (142.48%) from the time we executed his prior agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive's equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

        Andrew Mathias.    Andrew Mathias' employment and non-competition agreement with us, dated as of January 1, 2004, was amended and restated on April 16, 2007. The agreement has a term of four years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The original four year term is automatically reduced by six months if Marc Holliday does not remain employed as our Chief

Executive Officer as of January 18, 2010. The agreement provides for an annual salary of at least $500,000 during the first three years of the employment term and at least $550,000 for each year thereafter, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mathias for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $650,000 or $800,000 to be paid to Mr. Mathias in the event that the Manager is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Mathias will also receive, among other benefits, 68,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 10,000 of which will immediately vest. The aggregate of the remaining shares or units and the 14,000 shares of restricted common stock that were granted under Mr. Mathias' prior employment agreement that remained outstanding at the time vest as follows: 14,000 shares vest on January 1, 2008; 21,666 shares or units vest on January 1, 2009; 16,666 shares or units vest on January 1, 2010; and the remaining 19,688 shares or units vest on January 1, 2011. However, the vesting of one-half of the shares or units and one-half of the restricted common stock is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2004, with respect to the shares scheduled to vest on January 1, 2008, or since 2007, with respect to the other shares or units): (1) 7% or greater increase in funds from operations on a per-share basis or a 10% or greater total return to stockholders or (2) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Mathias is also entitled to the Gross-Up Payment in respect of these shares or units, Class A Units and shares of restricted common stock and, prior to their issuance, payments representing the distributions that would have been received by Mr. Mathias if these shares or units had been issued on January 1, 2007. Pursuant to the agreement, if Mr. Mathias is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with our company for one year; (ii) non-solicitation of our employees for two years; and (iii) non-disparagement of our company and noninterference with its business for one year. In connection with a Triggering Event, Mr. Mathias will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Mathias to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $27,817,930. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Mathias would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Mathias will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Mathias' employment agreement, Mr. Mathias will receive a cash severance payment of $8,650,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mathias' employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Mathias' Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $16,939. Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Under Mr. Mathias' employment agreement and the Outperformance Plans, Mr. Mathias will also have 12 months of additional vesting for his awards under the 2003 and 2005 Outperformance Plans. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $21,184,464. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias' execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mathias' employment agreement, if Mr. Mathias is terminated by us without Cause or by Mr. Mathias for any reason in connection with or within 18 months after a Change-in-Control, Mr. Mathias will receive a cash severance payment of $21,625,000, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Mathias' selection, for a period of up to two years following termination, subject to a maximum cost to us of $100,000, which equals 25% of his Average Annual Base Salary. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Mathias to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $27,817,930. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $12,312,808.

  •
  Termination upon disability.  Under Mr. Mathias' employment agreement, Mr. Mathias will receive a cash severance payment of $8,650,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Mr. Mathias will be also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Mathias will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $17,962,420. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias' execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Mathias' employment agreement, Mr. Mathias' estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Mathias will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $17,962,420.

  •
  Termination at end of employment term.  Generally, Mr. Mathias is not entitled to any severance payments, continuation of benefits or acceleration of vesting of equity awards in the event that his employment is terminated as a result of the non-renewal of his employment term under his employment agreement. However, in the event that his employment term is reduced by six months because Mr. Holliday ceases to be employed as our Chief Executive Officer as of January 18, 2010 and Mr. Mathias' employment is terminated for any reason at the end of his reduced employment term, then Mr. Mathias will be entitled to pro rata time-based vesting for such six-month period under all of his outstanding restricted stock, Class a Units, LTIP Units and stock option and other equity awards to the extent to which such termination falls within the vesting periods applicable to such awards. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest.

        As a result of our extraordinary and industry leading increase in share price through December 31, 2007 (157.13%) from the time we executed his prior agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive's equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

        Andrew Levine.    Andrew Levine entered into an employment and non-competition agreement with us on April 16, 2007. The agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $350,000, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Levine for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $200,000 or $275,000 to be paid to Mr. Levine in the event that the Manager is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Levine will also receive, among other benefits, 14,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 2,000 of which will immediately vest. The aggregate of the remaining shares or units vest as follows: 4,000 shares or units vest on January 1, 2008; 4,000 shares or units vest on January 1, 2009; and the remaining 4,000 shares or units vest on January 1, 2010. Mr. Levine is also entitled to the Gross-Up Payment in respect of these shares or units and, prior to their issuance, payments representing the distributions that would have been received by Mr. Levine if these shares or units had been issued on January 1, 2007. Pursuant to the agreement, if Mr. Levine is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with our company for one year; (ii) non-solicitation of our employees for two years; and (iii) non-disparagement of our company and noninterference with its business for one year. In connection with a Triggering Event, Mr. Levine will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Levine to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $5,294,528. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Levine would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Levine will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Levine's employment agreement, Mr. Levine will receive a cash severance payment of $1,700,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Levine's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Levine's Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $16,939. Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Under Mr. Levine's employment agreement and the Outperformance Plans, Mr. Levine will also have 12 months of additional vesting for his awards under the 2003 and 2005 Outperformance Plans. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $3,664,542. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine's execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Levine's employment agreement, if Mr. Levine is terminated by us without Cause or by Mr. Levine for any reason in connection with or within 18 months after a Change-in-Control, Mr. Levine will receive a cash severance payment of $3,400,000 which is equal to the sum of (i) two times the sum of his Average Annual

    Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on 75% of his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Levine's selection, for a period of up to two years following termination, subject to a maximum cost to us of $81,250, which equals 25% of his Average Annual Base Salary. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2007, any performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Levine to the full benefit of these awards. See "—Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $5,294,528. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2007 change-in-control, Mr. Levine would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Levine's employment agreement, Mr. Levine will receive a cash severance payment of $1,700,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $50,816. Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Levine will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $3,393,822. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine's execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Levine's employment agreement, Mr. Levine's estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the 2003 and 2005 Outperformance Plans will fully vest and, as of December 31, 2007, Mr. Levine will get the full benefit of such awards. See "—Equity Compensation Plan Information—Outperformance Plans." The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See "—Equity Compensation Plan Information—Other Equity Incentive Awards." The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $3,393,822.

        As a result of our extraordinary and industry leading increase in share price through December 31, 2007 (366.68%) from the time we executed his Prior Agreement in 2000 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive's equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,773,052	$88.26	5,156,596	(3)
Equity compensation plans not approved by security holders(2)	1,333	$18.44	0

Total	1,774,385	$88.21	5,156,596

(1)
Includes information related to our Amended and Restated 2005 Stock Option and Incentive Plan and Amended 1997 Stock Option and Incentive Plan, as amended.

(2)
Certain of our employees, most of whom were executive officers, were granted an aggregate of 435,000 options as part of their initial employment agreements entered into at the time the employees first joined our company. The options have a weighted average exercise price of $24.61. A substantial portion of the options were issued during or before calendar year 2000 and no option grants have been made outside of our Amended 1997 Stock Option and Incentive Plan, as amended, subsequent to February 2001, or outside of our Amended and Restated 2005 Stock Option and Incentive Plan.

(3)
Balance is after reserving for shares to be issued under our 2003 Outperformance Plan.

Amended and Restated 2005 Stock Option and Incentive Plan

        At the March 2005 meeting of our Board of Directors, our Board adopted, and our stockholders ratified, a long-term, ten-year compensation program for certain employees, directors, officers, advisors, consultants and other personnel, and any of our joint venture affiliates. This plan was amended and restated in 2007 with the new effective date of the plan being April 1, 2007. Our Compensation Committee may provide that any of our joint venture affiliates and employees of the foregoing may be eligible to participate in the equity incentive plan. Our Compensation Committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive and award, to determine the number of shares of common stock to be converted by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee, in its discretion, may delegate to our Chief Executive Officer all or part of the Committee's authority and duties with respect to awards other than awards to our Chief Executive Officer.

        Subject to adjustments upon certain corporate transactions or events, up to a maximum of 7,000,000 shares (the "fungible pool limit"), may be subject to options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under our equity incentive plan; however, the manner in which the fungible pool limit is finally determined can ultimately result in the issuance under our equity incentive plan of up to 10,000,000 shares (subject to adjustments upon certain corporate transactions or events). Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the equity incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless the equity incentive plan is previously terminated by our Board of Directors, no new award may be granted under the equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of our outstanding common stock. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards in any one year covering more than 700,000 shares (based on the fungible pool limit, depending on the type of grant involved, as many as 875,000 shares can be the subject of option grants to any one person in any year, and as many as 269,230 shares may be granted as restricted stock (or be the subject of other full-value grants)) to any one person in any year. At December 31, 2007, approximately 4,300,000 shares of our common stock, calculated on a weighted average basis, were available for issuance under our equity incentive plan, or 6,100,000 if all shares available under our equity incentive plan were issued as five-year options.

Outperformance Plans

        2003 Long-Term Outperformance Compensation Program.    We have a long-term, seven-year compensation program, or our 2003 Outperformance Plan, for certain members of senior management.

Our 2003 Outperformance Plan, which measures our performance over a 48-month period (unless terminated earlier) commencing April 1, 2003, provides that holders of our common equity are to achieve a 40% total return, or baseline return, during the measurement period over a base share price of $30.07 per share before any restricted stock awards are granted. Plan participants will receive an award of restricted stock in an amount between 8% and 10% of the excess total return over the baseline return. At the end of the four-year measurement period, 40% of the award will vest on the measurement date and 60% of the award will vest ratably over the subsequent three years based on continued employment. The total value of the award under our 2003 Outperformance Plan is capped at $25.5 million. Any restricted stock to be issued under our 2003 Outperformance Plan will be allocated under our Amended 1997 Stock Option and Incentive Plan, as amended, which was previously approved through a stockholder vote in May 2002. Compensation expense of $0.4 million related to this plan was recorded during the year ended December 31, 2007.

        On April 6, 2007, our Compensation Committee determined that under the terms of our 2003 Outperformance Plan, the maximum performance pool of $22,825,000, taking into account forfeitures, was established. In connection with this event, approximately 166,312 shares of restricted stock (as adjusted for forfeitures) were allocated under our Amended and Restated 2005 Stock Option and Incentive Plan.

2005 Long-Term Outperformance Compensation Plan

        In December 2005, our Compensation Committee approved a long-term incentive compensation program, our 2005 Outperformance Plan. Participants in our 2005 Outperformance Plan were to share in a "performance pool" if our total return to stockholders for the period from December 1, 2005 through November 30, 2008 exceeded a cumulative total return to stockholders of 30% during the measurement period over a base share price of $68.51 per share. The size of the pool was to be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to the lesser of 3% of our outstanding shares and units of limited partnership interest as of December 1, 2005 or $50.0 million. In the event the potential performance pool reached this dilution cap before November 30, 2008 and remained at that level or higher for 30 consecutive days, the performance period was to end early and the pool was to be formed on the last day of such 30-day period. Each participant's award under the 2005 Outperformance Plan would be designated as a specified percentage of the aggregate performance pool to be allocated to him or her. Individual awards would be made in the form of partnership units, or LTIP Units, that may ultimately become exchangeable for shares of our common stock or cash, at our election. LTIP Units would be granted prior to the determination of the performance pool; however, they were only to vest upon satisfaction of performance and other thresholds, and were not entitled to distributions until after the performance pool was established. Our 2005 Outperformance Plan provides that if the pool was established, each participant would also be entitled to the distributions that would have been paid on the number of LTIP Units earned, had they been issued at the beginning of the performance period. Those distributions were to be paid in the form of additional LTIP Units. After the performance pool was established, the earned LTIP Units are to receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock, whether or not they are vested. Any LTIP Units not earned upon the establishment of the performance pool were to be automatically forfeited, and the LTIP Units that are earned are subject to time-based vesting, with one-third of the LTIP Units earned vesting on November 30, 2008 and each of the first two anniversaries thereafter based on continued employment.

        If a change in control occurs after the performance period has ended, all LTIP Units that were earned under our 2005 Outperformance Plan will fully vest upon the change in control.

        On June 14, 2006, our Compensation Committee determined that under the terms of our 2005 Outperformance Plan, as of June 8, 2006, the performance period had accelerated and the maximum performance pool of $49,250,000, taking into account forfeitures, was established. Individual awards under our 2005 Outperformance Plan are in the form of partnership units, or LTIP Units, in our operating partnership that, subject to certain conditions, are convertible into shares of our common stock or cash, at our election. The total number of LTIP Units earned by all participants as a result of the establishment of the performance pool was 490,475 and are subject to time-based vesting. The cost of our 2005 Outperformance Plan (approximately $8.0 million, subject to adjustment for forfeitures) will continue to be amortized into earnings through the final vesting period in accordance with SFAS 123R. We recorded approximately $2.1 million of compensation expense during the year ended December 31, 2007 in connection with our Amended and Restated 2005 Outperformance Plan.

2006 Long-Term Outperformance Compensation Program

        On August 14, 2006, our Compensation Committee approved a long-term incentive compensation program, or our 2006 Outperformance Plan. Participants in our 2006 Outperformance Plan will share in a "performance pool" if our total return to stockholders for the period from August 1, 2006 through July 31, 2009 exceeds a cumulative total return to stockholders of 30% during the measurement period over a base share price of $106.39 per share. The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum award of $60.0 million. The maximum award will be reduced by the amount of any unallocated or forfeited awards. In the event the potential performance pool reaches the maximum award before July 31, 2009 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed on the last day of such 30 day period. Each participant's award under our 2006 Outperformance Plan will be designated as a specified percentage of the aggregate performance pool. Assuming the 30% benchmark is achieved, the pool will be allocated among the participants in accordance with the percentage specified in each participant's participation agreement. Individual awards will be made in the form of partnership units, or LTIP Units, that, subject to vesting and the satisfaction of other conditions, are exchangeable for a per unit value equal to the then trading price of one share of our common stock. This value is payable in cash or, at our election, in shares of common stock. LTIP Units will be granted prior to the determination of the performance pool; however, they will only vest upon satisfaction of performance and time vesting thresholds under our 2006 Outperformance Plan, and will not be entitled to distributions until after the performance pool is established. Distributions on LTIP Units will equal the dividends paid on our common stock on a per unit basis. Our 2006 Outperformance Plan provides that if the pool is established, each participant will also be entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period. Those distributions will be paid in the form of additional LTIP Units. Thereafter, distributions will be paid currently with respect to all earned LTIP Units that are a part of the performance pool, whether vested or unvested. Although the amount of earned awards under our 2006 Outperformance Plan (i.e. the number of LTIP Units earned) will be determined when the performance pool is established, not all of the awards will vest at that time. Instead, one-third of the awards will vest on July 31, 2009 and each of the first two anniversaries thereafter based on continued employment.

        In the event of a change in control of our company on or after August 1, 2007 but before July 31, 2009, the performance pool will be calculated assuming the performance period ended on July 31, 2009 and the total return continued at the same annualized rate from the date of the change in control to July 31, 2009 as was achieved from August 1, 2006 to the date of the change in control; provided, that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from August 1, 2006 to the date of the change in control and a prorated benchmark. In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and all earned awards will be fully vested upon the change in control. If a change in control occurs after the performance period has ended, all unvested awards issued under our 2006 Outperformance Plan will become fully vested upon the change in control.

        The cost of our 2006 Outperformance Plan (approximately $9.6 million, subject to adjustment for forfeitures) will be amortized into earnings through the final vesting period in accordance with SFAS 123R. We recorded approximately $2.5 million of compensation expense during the year ended December 31, 2007 in connection with our 2006 Outperformance Plan.

Other Equity Incentive Awards

        In May 2005, our Compensation Committee approved long-term incentive performance awards pursuant to which certain of our officers and employees, including some of whom are our senior executive officers, were awarded a portion of the interests previously held by us in the Manager as well as in the Class B limited partner interests in Gramercy's operating partnership. After giving effect to these awards, we own 65.83 units of the Class B limited partner interests and 65.83% of the Manager as of December 31, 2007. The officers and employees who received these awards own 15.75 units of the Class B limited partner interests and 15.75% of the Manager. These awards provide for three-year cliff vesting based on continued employment and achievement of performance hurdles. The performance hurdle is measured over the period, or the restricted period, beginning May 19, 2005 and ending on the earlier of (i) May 18, 2008, (ii) a Change of Control or (iii) a "Sale Event" of Gramercy (as defined in the operating agreement of the Manager). The performance hurdle will be met if as a result of one of the three described triggering events, we achieve (i) a rate of return on our weighted average cash investment during the restricted period (inclusive of cash and stock dividends, stock appreciation, income of the Manager and all other income earned by us as a result of our investment in Gramercy) of 36%, as adjusted under certain circumstances; and (ii) we achieve either (a) a total return to stockholders equal to or greater than 30%, as adjusted under certain circumstances, (b) funds from operations growth equal to or greater than 21%, as adjusted under certain circumstances, and (iii) average total return to stockholders growth in the top 25% of an identified peer group. During the restricted period we will hold all cash or other distributions payable on these awards which will be released to the grantee upon vesting (without interest) or forfeited upon a forfeiture of the awards. If prior to a trigger event, a grantee's employment with us is terminated (i) as a result of death or disability, a pro rata percentage of the award (based on each year or partial year of employment of grantee during the restricted period) will become time vested but will continue to be subject to the performance hurdles as if the grantee were still employed by us; or (ii) without Cause or for Good Reason, the award will become time vested but will continue to be subject to the performance hurdle as if the grantee were still employed by us. Except as provided above, upon a termination of a grantee's employment, the awards will be forfeited. Upon achievement of the performance hurdle, the awards will be deemed vested.

Gramercy Capital Corp. Equity Awards

        Certain of our named executive officers are also executive officers of Gramercy. The Compensation Committee of the board of directors of Gramercy has granted equity awards, including restricted stock awards, stock options and performance awards, to these executive officers under Gramercy's equity incentive plan and Outperformance plan, as applicable. Our employment agreements with these named executive officers provide for accelerated vesting under certain circumstances if their employment with us is terminated or if we experience a change in control. For a discussion of these awards, please refer to Gramercy's proxy statement in connection with its 2008 annual meeting of stockholders that will be filed with the SEC.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of common stock, as of April 25, 2008, for (1) each person known to us to be the beneficial owner of more than 5% of our company's outstanding common stock based on the Schedule 13D, 13G, or any amendments thereto, filed with the SEC, (2) each of our directors and nominees for director, (3) each of our named executive officers who is not a director and (4) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name**	Amount And Nature of Beneficial Ownership of Common Stock(1)		Percent of Total(2)
John H. Alschuler, Jr	36,560	(3)	*
Edwin Thomas Burton, III	33,597	(4)	*
Stephen L. Green	1,820,746	(5)	3.13%
Marc Holliday	520,671	(6)	*
John S. Levy	68,195	(7)	*
Andrew Mathias	255,947	(8)	*
Andrew S. Levine	60,205	(9)	*
Gregory F. Hughes	85,714	(10)	*
Barclays Global Investors, N.A.(11)	3,690,882		6.34%
The Vanguard Group, Inc.(12)	3,959,218		6.80%
ING Groep N.V.(13)	3,132,706		5.38%
Cohen & Steers(14)	6,593,678		11.32%
InvesCo. Ltd.(15)	3,584,493		6.15%
All Directors and Executive Officers as a Group (8 Persons)	2,881,635		4.95%

*
Less than 1% of class.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170.

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units of limited partnership interests, or units, in our operating partnership, SL Green Operating Partnership, L.P., a Delaware limited partnership, of which SL Green Realty Corp. is the general partner (assuming we elect to issue common stock rather than pay cash upon such redemption). Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of our operating partnership, dated as of August 20, 1997, as amended, upon a notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for shares of common stock, subject to certain limitations.

(2)
As of April 25, 2008, 58,242,771 shares of common stock were outstanding. For purposes of computing the percentage of outstanding shares of common stock held by each person, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 30,000 shares of common stock subject to options exercisable within 60 days after April 25, 2008 and 4,771 phantom units.

(4)
Includes 12,000 shares of common stock subject to options exercisable within 60 days after April 25, 2008 and 7,596 phantom units.

(5)
Includes 1,113,925 shares held directly or indirectly through certain partnerships and other similar entities and 467,000 shares of common stock subject to options exercisable within 60 days after April 25, 2008. Does not include LTIP Units issued under the 2005 Outperformance Plan.

(6)
Includes 104,000 shares of common stock subject to options exercisable within 60 days after April 25, 2008. Does not include LTIP Units issued under the 2005 Outperformance Plan.

(7)
Includes 60,000 shares of common stock subject to options exercisable within 60 days after April 25, 2008 and 7,368 phantom units.

(8)
Includes 37,500 shares of common stock subject to options exercisable within 60 days after April 25, 2008. Does not include LTIP Units issued under the 2005 Outperformance Plan.

(9)
Includes 32,667 shares of common stock subject to options exercisable within 60 days after April 25, 2008. Does not include LTIP Units issued under the 2005 Outperformance Plan.

(10)
Includes 23,334 shares of common stock subject to options exercisable within 60 days after April 25, 2008. Does not include LTIP Units issued under the 2005 Outperformance Plan.

(11)
The business address for this stockholder is 45 Fremont Street, San Francisco, CA 94105. Pursuant to a Schedule 13G filed with the SEC, as of February 6, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(12)
The business address for this stockholder is 100 Vanguard Blvd., Malvern, PA 19355. Pursuant to a Schedule 13G filed with the SEC, as of February 12, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(13)
The business address for this stockholder is Amstelveenseweg 500, 1081 KL Amsterdam, The Kingdom of the Netherlands. Pursuant to a Schedule 13G filed with the SEC, as of February 14, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(14)
The business address for this stockholder is 280 Park Avenue, 10th floor, New York, NY 10017. Pursuant to a Schedule 13G filed with the SEC, as of January 10, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(15)
The business address for this stockholder is 1360 Peachtree Street NE, Atlanta, GA 30309. Pursuant to a Schedule 13G filed with the SEC, as of February 13, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, except that Edwin Thomas Burton III, one of our directors, did not timely file one Form 4 to report one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more four outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

        Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with the Nominating and Corporate Governance Committee's guidelines and that the related party transaction remains appropriate.

        All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Cleaning/Security/Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. We paid Alliance approximately $14.8 million, $13.6 million and $11.0 million for three years ended December 31, 2007 respectively, for these services (excluding services provided directly to tenants). First Quality leases 26,800 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2015. We received approximately $75,000 in rent from Alliance in 2007. We sold this property in March 2007.

Leases

        Nancy Peck and Company leases 507 square feet of space at 420 Lexington Avenue on a month-to-month basis. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease is $15,210 per year. Prior to February 2007, Nancy Peck and Company leased 2,013 square feet of space at 420 Lexington Avenue, pursuant to a lease that expired on June 30, 2005 and which provided for annual rental payments of approximately $66,000. The rent due pursuant to that lease was offset against a consulting fee of $11,025 per month an affiliate paid to her pursuant to a consulting agreement, which was canceled in July 2006.

Management Fees

        S. L. Green Management Corp. receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S. L. Green Management Corp. from such entities was approximately $297,100 in 2007, $205,000 in 2006 and $209,000 in 2005.

Management Indebtedness

        In January 2001, Mr. Marc Holliday, then our president, received a non-recourse loan from us in the principal amount of $1.0 million pursuant to his amended and restated employment and non-competition agreement he executed at the time. This loan bore interest at the applicable federal rate per annum and was secured by a pledge of certain of Mr. Holliday's shares of our common stock. The principal of and interest on this loan was forgivable upon our attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. As a result of the performance goals being met, this loan was forgiven in January 2007. In April 2000, Mr. Holliday received a loan from us in the principal amount of $300,000 with a maturity date of July 2003. This loan bore interest at a rate of 6.60% per annum and was secured by a pledge of certain of Mr. Holliday's shares of our common stock. In May 2002, Mr. Holliday entered into a loan modification agreement with us in order to modify the repayment terms of the $300,000 loan. Pursuant to the agreement, $100,000 (plus accrued interest thereon) was forgivable on each of January 1, 2004, January 1, 2005 and January 1, 2006, provided that Mr. Holliday remains employed by us through each of such date. This loan was forgiven in 2006.

Brokerage Services

        Sonnenblick-Goldman Company, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2006, our 485 Lexington Avenue joint venture paid approximately $757,000 to Sonnenblick in connection with refinancing the property and increasing the first mortgage to $390.0 million. Also in 2006, an entity in which we hold a preferred equity investment paid approximately $438,000 to Sonnenblick in connection with refinancing the property held by that entity and increasing the first mortgage to $90.0 million. In 2007, our 1604-1610 Broadway joint venture paid approximately $146,500 to Sonnenblick in connection with obtaining a $27.0 million first mortgage and we paid $759,000 in connection with the refinancing of 485 Lexington Avenue.

        In 2007, we paid a consulting fee of $525,000 to Stephen Wolff, the brother-in-law of Marc Holliday, our chief executive officer, in connection with our aggregate investment of $119.1 million in the joint venture that owns 800 Third Avenue and approximately $68,000 in connection with our acquisition of 16 Court Street for $107.5 million.

Gramercy Capital Corp.

Management Agreement

        GKK Manager LLC, or the Manager, an affiliate of ours, entered into a management agreement with Gramercy, which provided for an initial term through December 2007, with automatic one-year extension options and certain termination rights. In April 2006, Gramercy's board of directors approved, among other things, an extension of the management agreement through December 2009. The management agreement was further modified in September 2007. Gramercy pays the Manager an annual management fee equal to 1.75% of its gross stockholders' equity (as defined in the amended and restated management agreement), inclusive of trust preferred securities issued by Gramercy or its affiliates. In addition, Gramercy also pays the Manager a collateral management fee (as defined in the amended management agreement). In connection with any and all collateralized debt obligations, or CDOs, or other securitization vehicles formed, owned or controlled, directly or indirectly, by Gramercy, which provides for a collateral manager to be retained, the Manager with respect to such CDOs and other securitization vehicles, receives management, service and similar fees equal to (i) 0.25% per annum of the principal amount outstanding of bonds issued by a managed transitional CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own loans secured by transitional properties, (ii) 0.15% per annum of the book value of the principal amount outstanding of bonds issued by a managed non-transitional CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own loans secured by non-transitional properties, (iii) 0.10% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own non-investment grade bonds, and (iv) 0.05% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own investment grade bonds. For the purposes of the management agreement, a "managed transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by non-stabilized real estate assets that are expected to experience substantial net operating income growth, and a "managed non-transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by stabilized real estate assets that are not expected to experience substantial net operating income growth. Both "managed transitional" and "managed non-transitional" CDO's may at any given time during the reinvestment period of the respective vehicles invest in and own non-debt collateral (in limited quantity) as defined by the respective indentures. For the years ended December 31, 2007, 2006 and 2005 we received an aggregate of approximately $13.1 million, $10.2 million and $6.3 million, respectively, in fees under the management agreement and $4.7 million, $2.9 million and $0.9 million, respectively, in fees, under the collateral management agreement.

        In September 2007, the Manager earned a $1.0 million collateral selection fee payable by Nomura International plc. Gramercy purchased $18.0 million of par bonds of the same securities from which the collateral selection fee was earned. As part of the closing on the securities purchased, Gramercy collected and immediately remitted the fee due to the Manager.

        To provide an incentive for the Manager to enhance the value of Gramercy's common stock, we, along with the Manager and other holders of Class B limited partnership interests in Gramercy's operating partnership, are entitled to an incentive return payable through the Class B limited partner interests in Gramercy's operating partnership, equal to 25% of the amount by which funds from operations (as defined in Gramercy's partnership agreement) plus certain accounting gains exceed the product of the weighted average stockholders' equity of Gramercy multiplied by 9.5% (divided by 4 to adjust for quarterly calculations). We will record any distributions on the Class B limited partnership interests as incentive distribution income in the period when earned and when receipt of such amounts has become probable and reasonably estimable in accordance with Gramercy's partnership agreement as if such agreement had been terminated on that date. We earned approximately $13.3 million, $7.6 million and $2.3 million under this agreement for the years ended December 31, 2007, 2006 and 2005, respectively. The 2007 incentive fees exclude approximately $19.0 million of incentive fees earned upon the sale of a 45% equity interest in One Madison Avenue by Gramercy to us. We accounted for this incentive fee as a reduction of the basis in One Madison Avenue.

        In May 2005, our Compensation Committee approved long term incentive performance awards pursuant to which certain of our officers and employees, including some of whom are our senior executive officers, were awarded a portion of the interests previously held by us in the Manager as well as in the Class B limited partner interests in Gramercy's operating partnership. The vesting of these awards is dependent upon, among other things, tenure of employment and the performance by our company of its investment in Gramercy. We recorded compensation expense of approximately

$2.9 million, $2.0 million and $0.4 million for the years ended December 31, 2007, 2006 and 2005 respectively, related to these awards. After giving effect to these awards, we own 65.83 units of the Class B limited partner interests and 65.83% of the Manager as of December 31, 2007. The officers and employees who received these awards own 15.75 units of the Class B limited partner interests and 15.75% of the Manager.

Asset Management Agreement and Outsourcing Agreement

        Gramercy is obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsourcing agreement between the Manager and us. The asset servicing agreement, which was amended and restated in April 2006, provides for an annual fee payable to us of 0.05% of the book value of all Gramercy's credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other Gramercy assets. We may reduce the asset-servicing fee for fees that Gramercy pays directly to outside servicers. The outsourcing agreement currently provides for a fee of $1.38 million per year, increasing 3% annually over the prior year. For the years ended December 31, 2007, 2006 and 2005, the Manager received an aggregate of approximately $4.9 million, $3.7 million and $2.3 million, respectively, in fees under the outsourcing and asset servicing agreements.

Origination Agreement

        We entered into an origination agreement with Gramercy, which was amended and restated in April 2006, that is effective during the term of the management agreement as described above. Pursuant to this agreement, we will not originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments include debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. We have also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return related primarily to real property or interests in real property in the United States, unless Gramercy has determined not to pursue that opportunity.

        Under the agreement, we will retain the following rights:

          (a)   to retain any fixed income investments and/or preferred equity investments we own or have committed to own as of April 19, 2006 and any fixed income investments and/or preferred equity investments owned or committed to be owned, as of the date of a business combination, change of control or other similar transaction, by companies we acquire or with respect to which we engage in such transaction, provided that we shall not acquire companies or businesses engaged primarily in Gramercy's primary business activities;

          (b)   to originate, acquire or participate in fixed income investments and/or preferred equity investments in connection with the sale, recapitalization or restructuring (however characterized) of any fixed income investment, preferred equity investment or interest in real property which we own at any given time;

          (c)   to originate, acquire or participate in fixed income and/or preferred equity investments that provide a rate of return tied to the or measured by cash flow, appreciation or both of the underlying real property or interests in real property;

          (d)   to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the underlying collateral or of the borrower both on a current and projected basis; and

          (e)   to modify, amend, supplement, extend, refinance or restructure any portion of the investments in item (a), (b), (c) or (d) above including, but not limited to, changes in principal, additional investment, rate or return, maturity or redemption date, lien priority, collateral, return priority, guarantor and/or borrower.

        Gramercy has agreed that it will not:

  •
  acquire real property or interests in real properly located in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance resulting from a fixed income investment);

  •
  originate, acquire or participate in any investments described in (c) above or distressed debt, in each case where more than 75% of the value of the underlying collateral is real property or interests in real properly located in metropolitan New York or Washington, D.C.; and

  •
  originate, acquire or participate in any investments described in Item (b) or (e) above.

        Gramercy has also agreed that, when it acquires direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, we will have the right to purchase the property at a price equal to Gramercy's unpaid asset balance on the date Gramercy foreclosed or acquired the asset, plus unpaid interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by Gramercy directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an "exit fee" (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of Gramercy's purchase (this amount is called "Par Value"). If Gramercy seeks to sell the asset and receives a bona fide third party offer to acquire the asset for cash that it desires to accept, we may purchase the asset at the lower of the Par Value or the third party's offer price. If the asset is not sold within one year, we have the right to purchase the property at its appraised value. The appraised value will be determined as follows: Gramercy will select an appraiser and we will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that we may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, Gramercy may not receive the same value on the sale of such assets as it might receive from an independent third party submitting an offer through a competitive bidding process.

        We have a right of first offer to acquire any distressed debt that Gramercy decides to sell.

        If at any time we plan to sell to a third party any fixed income investment or preferred equity investment, Gramercy will have the right to purchase the offered investment within ten (10) business days on the terms and conditions offered by the third party. If we are required to obtain any other party's consent in connection with the sale of any investment, Gramercy's right of first offer will be subject to such consent. If Gramercy chooses not to exercise its right to purchase the offered investment, we have the right to sell it to a third party within six months at not less than 99% of the price offered to Gramercy. If the investment is not sold within six months, it will again be subject to Gramercy's right of first offer.

        Under this agreement, Gramercy also agreed to sell to us up to 25% of the shares sold in Gramercy's initial public offering. No underwriting discount or commission has been paid in connection with the shares sold to us. Gramercy has also agreed that, during the term of the origination agreement, we will have the right to purchase up to 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain our percentage ownership interest in Gramercy after its initial public offering. This right will also apply to issuances of units in Gramercy's operating partnership.

        In the event the management agreement is terminated for cause by Gramercy or if neither we nor any of our affiliates shall be the managing member of the Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by Gramercy as to which the Manager has commenced due diligence.

One Madison Avenue

        In April 2005, we acquired the fee interest in One Madison Avenue for approximately $919.0 million, excluding closing costs. The property consists of two contiguous buildings, the South Building and the Clock Tower totaling approximately 1.44 million square feet. We entered into a joint venture agreement with Gramercy at the South Building, whereby we owned a 55% interest in the 1.176 million square foot South Building, which is occupied almost entirely by Credit Suisse Securities (USA) LLC pursuant to a lease that expires in 2020. We, along with Gramercy, acquired the South Building on a pari passu basis for approximately $803.0 million. This was financed in part through a $690.0 million mortgage on the South Building. In August 2007, we acquired Gramercy's 45% equity interest in the joint venture that owns the South Building for approximately $147.2 million and the assumption of their proportionate share of the debt encumbering the property of approximately $305.3 million. We accounted for our share of the incentive fee earned from Gramercy of approximately $19.0 million as well as our proportionate share of the gain on sale of approximately $18.3 million as a reduction in the basis of One Madison Avenue. Also in August 2007, an affiliate of ours loaned approximately $146.7 million to Gramercy Capital L.P. This loan was to be repaid with interest at an annual rate of 5.80% on the earlier of September 1, 2007 or the closing of our purchase from Gramercy of its 45% equity interest in the joint venture that owned One Madison Avenue. As a result of our acquisition of Gramercy's interest in August 2007, the loan was repaid with interest on such date.

Leases

        Effective May 1, 2005, Gramercy entered into a lease agreement with an affiliate of ours, for their corporate offices at 420 Lexington Avenue, New York, NY. The lease is for approximately five thousand square feet with an option to lease an additional approximately two thousand square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one rising to $315,000 per annum in year ten. For the years ended December 31, 2007, 2006 and 2005, Gramercy paid $235,000, $252,000, and $90,000 under this lease, respectively.

Registration Rights Agreements

        We entered into a registration rights agreement with Gramercy in connection with its private placement transaction whereby Gramercy agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares it sold (which includes the shares we acquired) in the private placement. On August 31, 2005, Gramercy filed a registration statement relating to such shares, which was declared effective by the SEC on September 16, 2005.

        On April 19, 2006, SL Green Operating Partnership, L.P. entered into a Second Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect the rules adopted by the SEC effective December 1, 2005, and modified to limit to two the number of times per year that Gramercy or its underwriters are permitted, as holder of registrable securities, to cause SL Green Operating Partnership, L.P. to delay any offer or sale of such registrable securities.

        On April 7, 2008, SL Green Operating Partnership, L.P. entered into a Third Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect certain ministerial changes.

Purchases of Common Stock

        In January 2005, we purchased an additional 1,275,000 shares of common stock of Gramercy, increasing our total investment to approximately $68.9 million. In September 2005, we purchased an additional 958,333 shares of common stock of Gramercy, increasing our total investment to approximately $93.6 million. In May 2006, we purchased an additional 750,000 shares of common stock of Gramercy, increasing our total investment to approximately $113.7 million. In September 2007, we purchased an additional 1,206,250 shares of common stock of Gramercy, increasing our total investment to approximately $145.4 million. At December 31, 2007, we held 7,624,583 shares of Gramercy's common stock representing a total investment at book value of approximately $172.6 million.

Our Interests in Gramercy Investments

        We are an equity holder in a joint venture that is a borrower on an investment owned by Gramercy with a book value of $29,026,000 as of December 31, 2005. This investment was repaid in August 2006.

        In May 2005, we acquired a 10% interest in a joint venture that acquired a 670,000 square feet property located at 55 Corporate Drive, N.J. The acquisition was funded with an $86.0 million interest-only mortgage, which was to mature in June 2007 and carried an interest rate of 215 basis points over the 30-day LIBOR. This mortgage was acquired by Gramercy in March 2006. In June 2006, the mortgage was repaid and replaced with a $190.0 million, ten-year interest-only mortgage with a fixed interest rate of 5.75%. The property is net-leased to a single tenant until 2023. In connection with the refinancing, the joint venture distributed out all the capital and preferred return to its majority partner. This resulted in our interest increasing from 10% to 50%. Simultaneous with the refinancing, Gramercy acquired a 49.75% interest from the other partners. These interests are held as tenant-in-common interests. This transaction valued the property at $236.0 million.

        In July 2005, we sold a $40.0 million mezzanine loan to Gramercy, which we determined to be at a market rate. As part of that sale, we retained an interest-only participation. In addition, we hold a $51.0 million preferred equity investment in this asset.

        In August 2006, Gramercy acquired from a financial institution a 50% pair passu interest in a $65.0 million preferred equity investment. We simultaneously acquired and own the other 50% pari passu interest. This loan was redeemed in July 2007.

        In December 2006, Gramercy acquired from a financial institution a pari passu interest of $125.0 million in a $200.0 million mezzanine loan. We simultaneously acquired the remaining $75.0 million pari passu interest in the mezzanine loan.

        During the year ended December 31, 2006, we paid fees of approximately $162,500 to Gramercy representing our proportionate share of fees for financing and structural advisory services related to a specific potential transaction.

        In January 2007, Gramercy originated two mezzanine loans totaling $200.0 million. In March 2007 the $50.0 million loan was increased by $31.0 million when the existing mortgage loan on the property was defeased. At closing, an affiliate of ours acquired from Gramercy and held a 15.15% pari-passu interest in the loan.

        In March 2007, Gramercy acquired a $62.5 million pari-passu interest in one tranche of a multiple-level mezzanine structure. An affiliate of ours simultaneously acquired a $62.5 million pari-passu interest in the same tranche of the mezzanine structure. This loan was repaid in its entirety in May 2007.

        In April 2007, Gramercy purchased for $103.2 million a 45% TIC interest to acquire the fee interest in a parcel of land located at 2 Herald Square, located along 34th Street in New York, New York. The property is subject to a long-term ground lease with an unaffiliated third party for a term of 70 years. The remaining 55% TIC interest was acquired simultaneously for $121.8 million by us. The TIC interests are pari passu.

        In July 2007, Gramercy purchased for $144.24 million an investment in a 45% TIC interest to acquire a 79% fee interest and 21% leasehold interest in the fee position in a parcel of land located at

885 Third Avenue, on which is situated The Lipstick Building. The property is subject to a 70-year leasehold ground lease with an unaffiliated third party. The remaining 55% TIC interest was simultaneously acquired for $172.76 million by us. The TIC interests are pari passu.

        In July 2007, we sold to Gramercy for $71.9 million a 100% fee interest in the property located at 292 Madison Avenue, New York, New York. Gramercy entered into a 70-year ground lease with an unaffiliated third party which simultaneously purchased from us the Class B office building situated on the property.

        In August 2007, Gramercy acquired from a financial institution a $12.5 million mezzanine loan on a substantially complete residential condominium project in the upper east side of Manhattan. An affiliate of ours simultaneously acquired a $12.5 million pari passu interest in the same tranche of the capital structure.

        In September 2007, we sold a 50% interest in a $25.0 million senior mezzanine loan to Gramercy. Immediately thereafter, we, along with Gramercy, sold our interests in the loan to an unaffiliated third party. Additionally, we sold to Gramercy a 100% interest in a $25.0 million junior mezzanine loan associated with the same properties as the preceding senior mezzanine loan. Immediately thereafter, Gramercy participated 50% of its interest in the loan back to us. In October 2007, Gramercy acquired a 50% pari-passu interest in $57.8 million of two additional tranches in the senior mezzanine loan from an unaffiliated third party. At closing, an affiliate of ours simultaneously acquired the other 50% pari-passu interest in the two tranches.

        In November 2007, Gramercy entered into an agreement and plan of merger with American Financial Realty Trust, or AFR. We agreed to fund $50.0 million of the up to $850.0 million loan commitment that had been provided to Gramercy in connection with the merger. Contemporaneously with the execution and delivery of the merger agreement, AFR entered into a voting agreement with our operating partnership pursuant to which our operating partnership agreed to, among other things, vote its shares of Gramercy's common stock in favor of the issuance of Gramercy's common stock in the merger. Our operating partnership did not purchase any shares of Gramercy's common stock in connection with the issuance of Gramercy's common stock in the merger.

        In November 2007, Gramercy acquired from a syndicate comprised of financial institutions a $25.0 million interest in a $100.0 million junior mezzanine investment. An affiliate of ours simultaneously acquired and owns another $25.0 million interest in the investment.

        In December 2007, Gramercy acquired a $52.0 million interest in a senior mezzanine loan from a financial institution. Immediately thereafter, Gramercy participated 50% of its interest in the loan to an affiliate of ours.

        In December 2007, Gramercy acquired a 50% interest in a $200.0 million senior mezzanine loan from a financial institution. Immediately thereafter, Gramercy participated 50% of its interest in the loan to an affiliate of ours.

        At December 31, 2007, we held 7,624,583 shares of Gramercy's common stock representing a total investment at book value of approximately $172.6 million. The market value of our investment in Gramercy was approximately $185.4 million at December 31, 2007.

        In April 2008, Gramercy closed on its acquisition of American Financial Realty Trust. In connection with the successful completion of this acquisition, on April 11, 2008 the Gramercy board of directors awarded 644,787 shares of Gramercy common stock to our operating partnership. The market value of our and our operating partnership's investment in Gramercy as of April 25, 2008 was approximately $157.1 million.

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $5,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholder proposals intended to be presented at the 2009 annual meeting of stockholders must be received by our Secretary no later than December 30, 2008 in order to be considered for inclusion in our proxy statement relating to the 2009 meeting pursuant to Rule 14a-8 under the Exchange Act.

        For a proposal of a stockholder to properly be presented at the 2009 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices after December 27, 2008 and on or before April 11, 2009, unless the 2009 annual meeting of stockholders is scheduled to take place before June 18, 2009 or after August 24, 2009. Our Bylaws currently provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Andrew S. Levine, Secretary.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors
Andrew S. Levine Secretary

New York, New York
April 29, 2008

APPENDIX A

SL GREEN REALTY CORP.

2008 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The Company wishes to attract employees to the Company and its Subsidiaries and to induce employees to remain with the Company and its Subsidiaries, and to encourage them to increase their efforts to make the Company's business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Plan is designed to provide equity-based incentives to the eligible employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Applicable Laws" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Change in Control" shall be deemed to occur upon:

            (1)   any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

            (2)   the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Plan (the "Incumbent Directors") cease for any reason including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall, for purposes hereof, be considered an Incumbent Director; or

          (d)   the shareholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing clause (i), an event described in clause (i) shall not be a Change in Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any "person" (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any "person" (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any "person" referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (i).

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means either the Board, a committee of the Board, or such executive officer appointed by the Board, that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          (g)   "Common Stock" means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

          (h)   "Company" means SL Green Realty Corp., a Maryland corporation.

          (i)    "Compensation" means an Employee's base salary from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, commissions, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

          (j)    "Designated Subsidiary" means a Subsidiary that has been designated by the Committee from time to time for participation in this Plan.

          (k)   "Effective Date" means the date the Committee deems appropriate to commence the first Offer Period. However, should any Designated Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

          (l)    "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Subsidiary for purposes of Section 423 of the Code.

          (m)  "Enrollment Date" means the first day of each Offer Period.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Exercise Date" means the last day of each Purchase Period.

          (p)   "Fair Market Value" per share of Common Stock as of a particular date means (i) if such shares are then listed on a national stock exchange, the closing sales price per share on the exchange as quoted in the Wall Street Journal for the applicable date or, if there are no sales on such date, for the last preceding date on which there was a sale of Shares on such exchange, (ii) if such shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares in such over-the-counter market for the last preceding date on which there was a sale of such shares in such market, as determined by the Committee, or (iii) if such shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the shares are so listed or traded, the Committee may make such discretionary determinations where the shares have not been traded for 10 trading days.

          (q)   "Offer Period" means an Offer Period established pursuant to Section 4 hereof.

          (r)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (s)   "Participant" means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

          (t)    "Plan" means this SL Green Realty Corp. 2008 Employee Stock Purchase Plan, as amended from time to time.

          (u)   "Purchase Period" means a period specified as such pursuant to Section 4(b) hereof.

          (v)   "Purchase Price" shall mean the purchase price for a share of Common Stock for a Purchase Period, which shall be determined by the Committee before the beginning of the Offer Period that contains such Purchase Period to be either:

              (i)  A fixed percentage (to be determined in the Committee's discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, or

             (ii)  The lesser of (A) a fixed percentage (to be determined in the Committee's discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, and (B) a fixed percentage (to be determined in the Committee's discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date.

          (w)  "Reserves" means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (x)   "Subsidiary" means, with respect to the Company, a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Eligibility.

          (a)   General.    Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

          (b)   Limitations on Grant and Accrual.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if, (i) immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) such option permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Common Stock as a result of this limitation will be returned as soon as practical to the Employee without interest. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

          (c)   Other Limits on Eligibility.    Notwithstanding sub-section (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period, unless otherwise determined by the Committee: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than five months in any calendar year; (iii) Employees who have been employed less than one year; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan. Notwithstanding the foregoing, the employment of an Employee of a Subsidiary which ceases to be a Subsidiary shall, automatically and without any further action, be deemed to have been terminated (and such employee shall cease to be an Employee hereunder). The Committee may establish special rules with respect to (i) the administration of the rules contained in this sub-section (c), and (ii) the eligibility of and the prior service credit for employees of companies that become affiliated with the Company prior to the Effective Date or during an Offer Period.

        4.    Offer Periods.

          (a)   The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The duration of each Offer Period shall be set in advance by the Committee, and no Offer Period shall have a duration greater than 27 months.

          (b)   A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised on the last day of the Offer Period. However, with respect to any Offer Period, the Committee may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Enrollment Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

          (c)   Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

        5.    Participation.

          (a)   An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on such form the Committee designates for evidencing elections to participate in this Plan and filing it in accordance with procedures established by the Committee for such purpose at least 10 business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offer Period or the Committee establishes another procedure for an eligible Employee to become a Participant in the Plan.

          (b)   Payroll deductions for a Participant shall commence with the first scheduled payroll date commensurate with or immediately following the Enrollment Date and shall end on the last scheduled payroll date during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

        6.    Payroll Deductions.

          (a)   At the time a Participant files a subscription agreement, unless otherwise determined by the Committee, the Participant shall elect to have payroll deductions made during the Offer Period in a fixed whole percentage of his or her Compensation, in accordance with uniform rules established by the Committee, but such payroll deductions shall not exceed 15% of such Participant's Compensation in effect on the Enrollment Date.

          (b)   All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan.

          (c)   A Participant may discontinue participation in the Plan as provided in Section 10, during the Offer Period by completing and filing with the Company a change of status notice on the form established by the Committee for such purpose authorizing a suspension of the Participant's payroll deductions. Any such suspension shall be effective with the first scheduled payroll date commencing 10 business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with the limits set forth in Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to zero dollars ($0). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

        7.    Grant of Option.    On the Enrollment Date of each Offer Period, each eligible Employee participating in such Offer Period shall be granted an option to purchase on the Exercise Date of such Offer Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offer Period more than the number of shares of Common Stock determined by dividing $25,000 by the Fair Market Value of one share of Common Stock on the first day of the Offer Period, such limit to be adjusted ratably by the Committee for Offer Periods greater than or less than 12 months (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The Committee may, for future Offer Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an employee may purchase during an Offer Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offer Period.

        8.    Exercise of Option.    Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full, and to the extent permitted by the Committee, fractional, shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any other monies left over in a Participant's account after the Exercise Date shall be retained in the Participant's account for the subsequent Offer Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. A Participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.

          (a)   Prior to the beginning of any Offer Period, the Committee may require that Participants not be permitted to voluntarily or involuntarily sell or transfer any shares acquired during such

  Offer Period, and any subsequent Offer Period, for such period of time as shall be determined by the Committee and communicated to Participants prior to beginning of such initial Offer Period.

          (b)   Following the purchase of shares after the exercise of a Participant's option, a "book entry" (by computerized or manual entry) shall be made in the records of the Company to evidence such acquisition of shares under the Plan. After the expiration of any required holding period during which shares may not be transferred, upon receipt of a request from a Participant, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option. Notwithstanding the foregoing, upon such a request from a Participant, the Company may permit the electronic transfer of the shares acquired upon exercise of the Participant's option.

        10.    Withdrawal; Termination of Employment.

          (a)   A Participant may terminate participation during any Offer Period by electing to withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan. Upon such election, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, and the Participant's option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant timely delivers to the Company a new subscription agreement. The election described above will be effective only upon a Participant giving written notice to the Company, at such time as may be required by the Committee, on the form established by the Committee for such purpose.

          (b)   Upon termination of a Participant's employment relationship for any reason whatsoever, including with or without cause, at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated. Upon termination of a Participant's employment relationship for any reason whatsoever, including with or without cause within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with sub-section (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

          (c)   The Committee may, in its sole discretion, require that any shares credited to a Participant's account be delivered to the Participant in the form of a physical certificate, or otherwise transferred to an outside account maintained by the Participant, following the termination of the Participant's employment with the Company. A Participant shall execute any documents required by the Company to effectuate the foregoing.

        11.    Interest.    Unless otherwise determined by the Committee, no interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

        12.    Stock; Maximum Purchasable.

          (a)   The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. In addition, the Committee may, in its discretion, impose a maximum limit on the number of shares of Common Stock available for sale during any Offer Period or Purchase Period. If the Committee determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date of the Offer Period, or on the first day of a Purchase Period, in which such Exercise Date is to occur, the Committee may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. If and to the extent that any right to purchase reserved shares of Common Stock shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, such shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 18).

          (b)   A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan.

          (c)   No adjustment shall be made with respect to any shares subject to an option for dividends, distributions or other rights for which the record date is prior to the actual date of purchase of such shares.

          (d)   Unless otherwise determined by the Committee, shares to be delivered to Participants under the Plan will be registered in the name of the Participant.

        13.    Administration.

          (a)   In General.    The Plan shall be administered by the Committee which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Except as set forth in Section 13(b), the Committee may delegate its duties to one or more officers of the Company or other persons.

          (b)   Rule 16b-3 Limitations.    Notwithstanding the provisions of Section 13(a), in the event that the Company shall at any time be subject to Section 16 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 16b-3 promulgated thereunder or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, then at such time the Plan shall be administered with respect to Participants who are "officers" within the meaning of Rule 16a-1(f) only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3; provided, however, that no failure of the Committee to meet such applicable requirements of Rule 16b-3 shall render ineffective or void any option granted under this Plan.

        14.    Designation of Beneficiary.

          (a)   Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant.

        15.    Transferability.    Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

        16.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be made available to Participants electronically, or in hardcopy if requested, at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization; Changes in Control.

          (a)   Adjustments Upon Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for any (i) merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, extraordinary cash dividends, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than ordinary course cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards. Such adjustment shall be made by the Committee and its determination shall be final, binding and conclusive. Except as the Committee determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

          (b)   Changes in Control.    In the event of a proposed Change in Control, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offer Period then in progress in lieu of assumption in the event of a Change in Control, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Change in Control, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Committee prior to the Change in Control and its determination shall be final, binding and conclusive on all persons.

          (c)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offer Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

        19.    Amendment or Termination.

          (a)   The Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Committee on any Exercise Date or by the Committee establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Committee determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b)   Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the amount of shares of Common Stock available for purchase during an Offer Period or a Purchase Period, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable and which are consistent with the Plan.

          (c)   In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (1)   altering the Purchase Price for any Offer Period including an Offer Period underway at the time of the change in Purchase Price;

            (2)   shortening any Offer Period so that Offer Period ends on a new Exercise Date, including an Offer Period underway at the time of the Board action; and

            (3)   allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

        20.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.

          (a)   The Plan, and the grant and exercise of the rights to purchase shares of Common Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase such shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for such shares prior to the completion of any registration or qualification of such shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for shares issued hereunder may be legended as the Committee may deem appropriate.

          (b)   The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the Plan.

        22.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect until all shares of Common Stock authorized for sale under Section 12(a) have been sold, unless earlier terminated by the Committee under Section 19.

        23.    Plan Approval.    The effective date of the Plan is January 1, 2008, provided that the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company.

        24.    Disqualifying Dispositions.    If shares of Common Stock acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Committee.)

        25.    No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time for any reason, including with or without cause.

        26.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        27.    Effect of Plan.    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        28.    Governing Law.    The Plan is to be construed in accordance with and governed by the internal laws of the State of Maryland (a) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties, except to the extent the internal laws of the State of Maryland are superseded by the laws of the United States, and (b) regardless of any provision in an employment agreement that designates the applicable law for purposes of such employment agreement to be other than the laws of the State of Maryland. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        29.    Dispute Resolution.    Any controversy or claim arising out of or relating to this Plan that is not resolved by the Company and a Participant shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and the Participant and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York  10170
Proxy for Annual Meeting of Stockholders to be held on June 25, 2008

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned stockholder of SL Green Realty Corp., a Maryland corporation (the “Company”) hereby constitutes and appoints Stephen L. Green and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to attend the annual meeting of stockholders to be held at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, 10:00 a.m., local time, on Wednesday, June 25, 2008 and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder(s).  If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.  In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof.  A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

SEE REVERSE
SIDE

Please vote and sign on other side and
return promptly in the enclosed envelope.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 pm Eastern Time on June 24, 2008.

INTERNET			TELEPHONE			MAIL
http://www.eproxy.com/slg			Call Toll-Free to Vote 1-866-580-9477
		OR			OR
•	Go to the website address listed above.		•	Use any touch-tone telephone and dial the number above.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on June 25, 2008.

This proxy statement and our 2007 Annual Report to Stockholders are available at
http://bnymellon.mobular.net/bnymellon/slg

☒	Please mark your votes as in this example.

1.	To elect two Class II Directors of our company to serve until the 2011 annual meeting of stockholders and until his respective successor is duly elected and qualify

Nominee: Marc Holliday

Nominee: John S. Levy

	FOR	WITHHELD	FOR ALL
	ALL	FOR ALL	(Except as marked to the contrary
below)
	☐	☐	☐

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	To approve and ratify the adoption of our 2008 Employee Stock Purchase Plan in order to increase the number of shares that may be issued pursuant to such plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholders, the proxy statement with respect thereto and our annual report to stockholders with respect to our 2007 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting.  This proxy may be revoked at any time before it is exercised.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:

Note:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION
SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 25, 2008
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 25, 2008. This proxy statement and our 2007 Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/slg
TABLE OF CONTENTS
SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
PROXY STATEMENT
FOR OUR 2008 ANNUAL MEETING OF STOCKHOLDERS to be held on June 25, 2008
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3: APPROVAL AND RATIFICATION OF OUR 2008 EMPLOYEE STOCK PURCHASE PLAN
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  APPENDIX A
SL GREEN REALTY CORP. 2008 EMPLOYEE STOCK PURCHASE PLAN